                                                                     EXHIBIT 4.2
=============================================================================


                                28TH OCTOBER 1999

                                   [FIAT LOGO]

                               [NEW HOLLAND LOGO]

                         CREDIT AGREEMENT RELATING TO A
                        $2,400,000,000 TERM LOAN FACILITY
                               TO NEW HOLLAND N.V.
                            GUARANTEED BY FIAT S.P.A.

                                   ARRANGED BY
                               CHASE MANHATTAN PLC
                           CREDIT SUISSE FIRST BOSTON

                 [CHASE LOGO] [CREDIT SUISSE/FIRST BOSTON LOGO]

                            [WILDE SAPTE LONDON LOGO]



=============================================================================


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                                                            Conformed Copy

                             DATED 28TH October 1999

                                NEW HOLLAND N.V.
                                   As Borrower

                                       And

                                   FIAT S.p.A.
                                  As Guarantor

                                       and

                                    THE BANKS

                                       And

                      CHASE MANHATTAN INTERNATIONAL LIMITED
                                    As Agent

                                       And

                               CHASE MANHATTAN plc
                           CREDIT SUISSE FIRST BOSTON
                                As Lead Arrangers

          ------------------------------------------------------------
                                CREDIT AGREEMENT
                                  relating to a
                            dollar term loan facility
                                of $2,400,000,000
          ------------------------------------------------------------

                                  WILDE SAPTE
                                  1 Fleet Place
                                 London EC4M 7WS

                               Tel. 0171 246 7000
                                Fax 0171 246 7777



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                                TABLE OF CONTENTS

Clause       Heading                                                Page Number
------       -------                                                -----------


1.           DEFINITIONS AND INTERPRETATION............................   1
1.1          Definitions...............................................   1
1.2          Headings..................................................   6
1.3          Interpretation............................................   6

2.           FACILITY..................................................   7
2.1          Facility..................................................   7
2.2          Obligations several.......................................   7
2.3          Rights several............................................   7

3.           PURPOSE...................................................   8
3.1          Purpose...................................................   8
3.2          No monitoring.............................................   8

4.           CONDITIONS PRECEDENT......................................   8

5.           DRAWDOWN..................................................   8
5.1          Drawdown Period...........................................   8
5.2          Conditions to each Advance................................   8
5.3          Drawdown Notice...........................................   8
5.4          Limitations on Advances...................................   9
5.5          Notification to Banks.....................................   9
5.6          Participations............................................   9

6.           INTEREST..................................................   9
6.1          Interest rate.............................................   9
6.2          Interest Periods..........................................   9
6.3          Default interest..........................................   10
6.4          Calculation and payment of interest.......................   10
6.5          Agent's determination.....................................   11

7.           REPAYMENT AND PREPAYMENT..................................   11
7.1          Repayment.................................................   11
7.2          Voluntary Prepayment......................................   11
7.3          Mandatory Reduction and Prepayment........................   11
7.4          Accrued interest and broken funding costs.................   12
7.5          Effect of repayment or prepayment.........................   12
7.6          Limitation................................................   12

8.           CANCELLATION..............................................   12
8.1          Cancellation..............................................   12
8.2          Notice....................................................   12
8.3          Effect of cancellation....................................   12
8.4          Limitation................................................   12

9.           CHANGES IN CIRCUMSTANCE...................................   12
9.1          Illegality................................................   12
9.2          Increased Costs...........................................   13
9.3          Market disruption.........................................   14
9.4          Mitigation................................................   15
9.5          Certificates..............................................   15





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10.          PAYMENTS.................................................    15
10.1         Place and time...........................................    15
10.2         Funds....................................................    15
10.3         Distribution.............................................    15
10.4         Business Days............................................    16
10.5         Currency.................................................    16
10.6         Accounts as evidence.....................................    16
10.7         Partial payments.........................................    16
10.8         Set-off and counterclaim.................................    17
10.8         Grossing-up..............................................    17

11.          GUARANTEE................................................    18
11.1         Guarantee................................................    18
11.2         Guarantee Provisions.....................................    19

12.          REPRESENTATIONS AND WARRANTIES...........................    21
12.1         Representations and warranties...........................    21
12.2         Repetition...............................................    22

13.          UNDERTAKING..............................................    22
13.1         Information undertakings.................................    22
13.2         Positive undertakings....................................    23
13.3         Negative pledge..........................................    23

14.          DEFAULT..................................................    23
14.1         Default..................................................    23
14.2         Acceleration.............................................    25

15.          PRO RATA SHARING.........................................    25
15.1         Redistribution...........................................    25
15.2         Legal proceedings........................................    26
15.3         Reversal of redistribution...............................    26
15.4         Information..............................................    26

16.          THE AGENT, THE LEAD ARRANGERS AND THE BANKS..............    26
16.1         Appointment and duties...................................    26
16.2         Payments.................................................    27
16.3         Default..................................................    28
16.4         Reliance.................................................    28
16.5         Legal proceedings........................................    28
16.6         No liability.............................................    28
16.7         Credit decisions.........................................    29
16.8         Information..............................................    29
16.9         Relationship with Banks..................................    29
16.10        Agent's position.........................................    30
16.11        Indemnity................................................    30
16.12        Resignation..............................................    30
16.13        Change of office.........................................    31

17.          FEES AND EXPENSES........................................    31
17.1         Expenses and Costs.......................................    31
17.2         Arrangement and agency fees..............................    31
17.3         Commitment fee...........................................    32
17.4         Documentary Taxes Indemnity..............................    32
17.5         VAT......................................................    32

18.          AMENDMENTS AND WAIVERS...................................    32
18.1         Majority Banks...........................................    32



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18.2             All Banks.............................................   32
18.3             No implied waivers; remedies cumulative...............   33

19.              MISCELLANEOUS.........................................   33
19.1             Severance.............................................   33
19.2             Counterparts..........................................   33

20.              NOTICES...............................................   33
20.1             Method................................................   33
20.2             Delivery..............................................   33
20.3             Addresses.............................................   34
20.4             Deemed receipt........................................   34
20.5             Notices through Agent.................................   35

21.              ASSIGNMENTS AND TRANSFERS.............................   35
21.1             Benefit of Agreement..................................   35
21.2             Assignments and transfers by an Obligor...............   35
21.3             Assignment by Banks...................................   35
21.4              Transfers by Banks....................................  35
21.5             Condition to assignments and transfers................   36
21.6             Consequences of transfer..............................   36
21.7             Disclosure of information.............................   36

22.              INDEMNITIES...........................................   37
22.1             Breakage costs indemnity..............................   37
22.2             Currency indemnity....................................   37
22.3             General...............................................   38


23.              LAW AND JURISDICTION..................................   38
23.1             Law...................................................   38
23.2             Jurisdiction..........................................   38
23.2             Agent for service.....................................   38

SCHEDULE 1       THE BANKS.............................................   39
SCHEDULE 2       CONDITIONS PRECEDENT..................................   40
SCHEDULE 3       DRAWDOWN NOTICE.......................................   41
SCHEDULE 4       FORM OF TRANSFER CERTIFICATE..........................   42






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THIS AGREEMENT is made on 28th October 1999

BY:

(1) NEW HOLLAND N.V., a company incorporated in the Netherlands whose registered office is at Schiphol Boulevard 217, WTC Airport, 1118 BH Luchthaven Schiphol, The Netherlands (the "Borrower");

(2) FIAT S.p.A., a company incorporated in the Republic of Italy whose registered office is at Via Nizza 250, 10126 Turin, Italy (the "Guarantor");

(3)      THE BANKS listed in Schedule 1;

(4) CHASE MANHATTAN INTERNATIONAL LIMITED of Trinity Tower, 9 Thomas More Street, London E1 9YT as the Agent (as that term is defined below); and

(5) CHASE MANHATTAN plc of 125 London Wall, London EC2Y 5AJ and CREDIT SUISSE FIRST BOSTON of 1-5 Cabot Square, London E14 4QR as the joint lead arrangers of the facility made available under this Agreement (the "Lead Arrangers").

IT IS AGREED as follows:

1.       DEFINITIONS AND INTERPRETATION

1.1      Definitions

         In this Agreement:

         "ADDITIONAL COST RATE" means, in relation to a Participation of a Bank in an Advance, the aggregate cost, if any, certified by such Bank as the cost to it of complying with the reserve asset and other regulatory requirements of the European Central Bank and/or the Financial Services Authority in relation to that Participation or any class of loans of which that Participation forms part, expressed as a percentage rate per annum for the relevant Interest Period.

         "ADVANCE" means an advance made or to be made to the Borrower under the Facility or, as the case may be, the outstanding principal amount of any such advance, and each advance into which an advance may be split pursuant to Clause 6.2.4.

         "AGENCY FEES LETTER" means the letter dated 17 September 1999 from the Agent to the Obligors relating to certain fees payable to the Agent by the Borrower in relation to this Agreement.

         "AGENT" means Chase Manhattan International Limited in its capacity as agent for the Banks and each successor agent appointed in accordance with Clause 16.12.

         "ARRANGEMENT FEES LETTER" means the letter dated 17 September 1999 from the Lead Arrangers to the Obligors relating to certain fees payable to the Lead Arrangers by the Borrower in relation to this Agreement.

         "AVAILABLE COMMITMENT" means, in relation to a Bank, its Commitment less its Participations in all outstanding Advances.



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          "AVAILABLE FACILITY" means the aggregate of the Available Commitments of the Banks.

          "BANKS" means the banks and other financial institutions listed in
          Schedule 1 and any Bank Transferee, together with their respective successors in title, provided that any bank or financial institution which transfers all of its Commitment in accordance with Clause 21.4 shall cease to be a "Bank".

          "BANK TRANSFEREE" has the meaning given to that term in Clause 21.4.2.

          "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for general interbank business in London and New York.

          "CERTIFIED COPY" means, in relation to a document, a copy of that document certified a true, complete and accurate copy, of the original by a duly authorized officer of the relevant company.

          "CHANGE" means, in relation to a Bank (or any company of which that Bank is a Subsidiary), the introduction, implementation, repeal, withdrawal or change in, or in the official interpretation or application of (a) any law or regulation or (b) any official directive requirement, request or guidance (whether or not having the force of law but if not having the force of law, one which applies generally to a class or category of financial institution of which that Bank (or that company) forms part and compliance with which is in accordance with the general practice of those financial institutions) of the European Community, any central bank including the European Central Bank, Financial Services Authority, or any other fiscal, monetary or regulatory authority.

          "COMMITMENT" means, in relation to a Bank, the amount set out opposite its name in Schedule 1 or, in relation to a Bank which becomes a Bank after the date hereof, under the heading "Amount of Commitment Transferred" in the schedule to the Transfer Certificate(s) pursuant to which it becomes a Bank, in each case as reduced or cancelled in accordance with this Agreement.

          "DEFAULT" means any event specified as such in Clause 14.1.

          "DOLLARS" and "$" means the lawful currency for the time being of the United States of America.

          "DRAWDOWN DATE" means the date on which an Advance is made, or is proposed to be made.

          "DRAWDOWN NOTICE" means a notice substantially in the form set out in
          Schedule 3.

          "DRAWDOWN PERIOD" means the period starting on the date of this Agreement and ending on the date falling 60 days after the date of this Agreement.

          "ENCUMBRANCE" means any mortgage, charge, pledge, lien or any other security interest (other than arising by operation of law).

          "FACILITY" means the Dollar term loan facility granted to the Borrower under this Agreement.

          "FACILITY PERIOD" means the period starting on the date of this Agreement and ending on the date on which all the obligations and liabilities of the Obligors under the Financing

          Documents are discharge in full and none of the Agent and the Banks has any continuing obligation in relation to the Facility.

          "FINANCIAL YEAR" means, in relation to an Obligor, each accounting period of 12 months in respect of which it prepares its financial statements.

          "FINANCE PARTIES" means the Banks, the Agent and the Lead Arrangers.

          "FINANCING DOCUMENTS" means this Agreement, the Agency Fees Letter and the Arrangement Fees Letter.

          "GAAP" means, in relation to a company, accounting principles, concepts, bases and policies generally adopted and accepted in the jurisdiction of its incorporation or, if appropriate, the international accounting principles formulated by the International Accounting Standards Committee.


          "INDEBTEDNESS" means any obligation (whether incurred a principal or as surety) for the payment or repayment of borrowed money, whether present or future, including any contingent obligation in respect thereof by reason of any guarantee or other assumption of liability for obligation in respect thereof by reason of any guarantee or other assumption of liability for obligations of third parties and any actual or contingent obligation in respect of any interest rate swap or cross-currency swap or forward sale or purchase contract or other form of interest or currency hedging transaction.

          "INFORMATION MEMORANDUM" means the information memorandum dated September 1999 and prepared by the Borrower in connection with this Agreement.

          "INTEREST DATE" means the last day of an Interest Period.


          "INTEREST PERIOD" means each period determined in accordance with Clause 6 for the purpose of calculating interest on Advances or overdue amounts.

          "LENDING OFFICE" means, in relation to a Bank, the office set out under its name in Schedule 1 or in the schedule to its relevant Transfer Certificate, or such other office through which that Bank's Commitment is maintained an through which its Participation is made and maintained under this Agreement.

          "LIBOR" means, in relation to an Advance or overdue amount and in relation to a particular Interest Period:

          (a) the interest rate for Dollar deposits (or, as the case may be, deposits in the currency of such overdue amount) for a period equal to that Interest Period which appears on the screen display designated a "Page 3750" on the Telerate Service (or such other screen display or service as may replace it for the purpose of displaying British Bankers' Association LIBOR Rates for Dollar deposits in the London interbank market) at or about 11:00 a.m. on the applicable Rate Fixing Day; and

          (b) if no such interest rate appears on the Telerate Service (or such replacement), the arithmetic mean (rounded upwards to 4 decimal places) of the rates per annum (as quoted to the Agent at its request) at which each Reference Bank was offering Dollar deposits (or, as the case may be, deposits in the currency of such overdue amount) in an amount comparable with that Advance or overdue amount, as the case may be, to leading banks in the London interbank market for a period equal to that Interest Period at or about 11:00 a.m. on the applicable Rate Fixing Day.

                   "LOAN" means, at any time, the aggregate of all Advances outstanding at this time.

                   "MAJORITY BANKS" means a group of Banks whose Participations in the Advances together exceed 66 2/3 per cent. of all Advances or, at any time when no Advance is outstanding, a group of Banks whose Commitments together exceed 66 2/3 per cent. of the Total Commitments (taking no account, for the purposes of this definition, of the last sentence in Clause 14.2).

                   "MARGIN" means 0.375 per cent. per annum.

                   "OBLIGORS" means the Borrower and the Guarantor, and

                   "OBLIGOR" shall be construed accordingly.

                   "ORIGINAL FINANCIAL STATEMENTS" means:

                   (a) in relation to the Borrower, its audited consolidated financial statements (including the notes thereto) for its Financial Year ended 31 December 1998; and

                   (b) in relation to the Guarantor, its audited consolidated financial statements (including the notes thereto) for its Financial Year ended 31 December 1998.

                   "PARTICIPATION" means, in relation to a Bank and an Advance, the part of that Advance made available or to be made available by that Bank and thereafter the part of that Advance owing to that Bank from time to time.

                   "PARTY" means a party to this Agreement.

                   "PERMITTED ENCUMBRANCE" means:

                   (a) any Encumbrance created or outstanding with the prior written consent of the Majority Banks; or

                   (b) rights of set-off arising in the ordinary course of trading activities between either Obligor and its suppliers or customers; or

                   (c) rights of set-off or netting arising by operation of law or by contract by virtue of the provision to either Obligor of clearing bank facilities or overdraft facilities; or

                   (d) any retention of title to goods supplied to either Obligor where such retention is required by the supplier in the ordinary course of its trading activities and on customary terms and the goods in question are supplied on credit; or

                   (e) Encumbrances (except floating charges) arising under finance leases, hire purchase, conditional sale agreements or other agreements for the acquisition of assets on deferred payment terms over the asset which is the subject matter of the relevant agreement; or

                   (f) Encumbrances over any assets (or documents of title thereto) acquired by either Obligor after the date of this Agreement provided that:

                  (i) any such Encumbrance is in existence before such acquisition and is not created in contemplation of such acquisition; and

                  (ii) the amount secured by Encumbrance does not exceed, at any time, the maximum amount secured or agreed to be secured thereby (in accordance with the terms, as in force at the date of the acquisition of the asset concerned on which such Encumbrance was created as at the date of acquisition; or

          (g) any Encumbrance created in favour of a plaintiff or defendant in any action of the court or tribunal before whom such action is brought as security for costs or expenses where either Obligor is prosecuting or defending such action in the bona fide interest of such Obligor; or

          (h) any Encumbrance created pursuant to any order of attachment, distraint, garnishee order or injunction restraining disposal of assets or similar legal process arising in connection with court proceedings; or

          (i) any Encumbrances created in connection with the securitisation of receivables of either Obligor over the receivables to be securitised; or


          (j) any Encumbrance over any asset of either Obligor created to secure Indebtedness incurred by such Obligor either to fund the purchase of such asset or to fund the development and/or improvement of such asset; or

          (k) Encumbrances created by the Obligors and not otherwise permitted by paragraphs (a) to (j) above inclusive provided that the aggregate principal amount of Indebtedness secured by such Encumbrances shall not exceed US$ 200,000,000 or its equivalent in other currencies.

          "POTENTIAL DEFAULT" means an event which with the giving of notice or the lapse of time or the making any determination or fulfilment of any condition provided for in Clause 14 would or could reasonably be expected to constitute a Default.

          "RATE FIXING DAY" means, in relation to any Interest Period, the day on which quotes are customarily given in the London interbank market for deposits in Dollars for delivery on the first day of that Interest Period.

          "REFERENCE BANKS" means the principal London offices of The Chase Manhattan Bank, Credit Suisse First Boston and Deutsche Bank AG and such other bank or banks as may be agreed between the Agent (acting on the instructions of the Majority Banks) and the Borrower.

          "REPAYMENT DATE" means the date falling 364 days after the date of this Agreement.

          "RESERVATIONS" means the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation on enforcement as a result of laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws affecting the rights of creditors generally, the time-barring of claims under the Limitation Acts, rules against penalties and similar principles of law in other jurisdictions relevant in the context of the Financing Documents.

         "SUBSIDIARY" means a subsidiary within the meaning of section 736 of the Companies Act 1985.

         "TAXES" includes all present and future taxes, charges, imposts, duties, levies or withholdings of any kind whatsoever, or any amount of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same); and "Tax" and "Taxation" shall be construed accordingly.

         "TOTAL COMMITMENTS" means the aggregate of the Commitments of the Banks.

         "TRANSFER CERTIFICATE" means a document substantially in the form set out in Schedule 4.

         "VAT" means value added tax as provided for in the Value Added Tax Act 1994 and legislation (or purported legislation and whether delegated or otherwise) supplemental to that Act or in any primary or secondary legislation promulgated by the European Community or any official body or agency of the European Community, and any tax similar of equivalent to value added tax imposed by any country other than the United Kingdom and any similar tax replacing or introduced in addition to any of the same.

1.2      HEADINGS

         The headings in this Agreement are for convenience only and shall be ignored in construing this Agreement.

1.3      INTERPRETATION

         In this Agreement (unless otherwise provided):

         (a) words importing the singular shall include the plural and vice versa;

         (b) references to Clauses and Schedules are to be construed as references to the clauses of, and schedules to this Agreement;

         (c) references to any Financing Document or any other document shall be construed as references to that Financing Document or that other document, as amended, varied, novated or supplemented;

         (d) references to any statute or statutory provision include any statute or statutory provision which amends, extends, consolidates or replaces the same, or which has been amended, extended, consolidated or replaced by the same, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute;

         (e) references to a document being "in the agreed form" means that document the form and content of which has been approved by the Agent and which has endorsed on it the words "in the agreed form" and which is initialled by or on behalf of the Agent and the Borrower;

         (f) references to "assets" shall included revenues and property and the right to revenues and property and rights of every kind, present, future and contingent and whether tangible or intangible (including uncalled share capital);

         (g) the words "including" and "in particular" shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any preceding words;

         (h) the words "other" and "otherwise" shall not be construed ejusdem generis with any foregoing words where a wider construction is possible;

         (i) references to a "person" shall be construed so as to include that person's assigns, transferees or successors in title and shall be construed as including references to an individual, firm, partnership, joint venture, company, corporation, body corporate, unincorporated body of persons or any state or any agency of a state; and

         (j)       references to time are to London time.

2.       FACILITY

2.1      FACILITY

2.1.1 Subject to the terms of this Agreement, the Banks agree to make available to the Borrower a Dollar term loan facility in the maximum principal amount of $2,400,000,000.

2.1.2 Notwithstanding any other term of this Agreement, no Bank shall be obliged to lend more than its Commitment.

2.2      OBLIGATIONS SEVERAL

2.2.1 The obligations of the Finance Parties under this Agreement are several.

2.2.2 The failure of a Finance Party to carry out its obligations under this shall not relieve any other Party of any of its obligations under this Agreement.

2.2.3 None of the Finance Parties shall be responsible for the obligations of any other Party under this Agreement.

2.3      RIGHTS SEVERAL

2.3.1 The rights of the Finance Parties under this Agreement are several. All amounts due, and obligations owed, to each of them are separate and independent debts or, as the case may be, obligations.

2.3.2 Each Finance Party may, except as otherwise stated in this Agreement; separately enforce its rights under this Agreement.

3.        PURPOSE

3.1       PURPOSE

          The Borrower shall use the proceeds of all Advances to finance a portion of the consideration payable for the direct and/or indirect acquisition by the Borrower of the entire issued share capital of Case Corporation and the costs and expenses relating thereto.

3.2       NO MONITORING

          None of the Finance Parties shall be obliged to investigate or monitor the use or application of the proceeds of the Advances.

4.        CONDITIONS PRECEDENT

          Notwithstanding any other term of this Agreement, none of the Finance Parties shall be under any obligation to make the Facility available to the Borrower unless the Agent has notified the Borrower and the Banks that it has received all the documents listed in Schedule 2 (in form and content satisfactory to the Agent).

5.        DRAWDOWN

5.1       DRAWDOWN PERIOD

          Subject to the terms of this Agreement, an Advance shall be made to the Borrower at any time during the Drawdown Period when requested by means of a Drawdown Notice in accordance with this Clause 5. At the close of business on the day of the Drawdown Period the undrawn amount of each Bank's Commitment shall be automatically cancelled.

5.2       CONDITIONS TO EACH ADVANCE

          The obligation of each Bank to make available its Participation in an Advance is subject to the conditions that on the date on which the relevant Drawdown Notice is given and on the Drawdown Date:

          (a) the representations and warranties in Clauses 12.1(a) to (d) inclusive to be repeated on those dates are correct and will be correct immediately after the Advance is made; and

          (b) no Default or Potential Default has occurred and is continuing or would occur on the making of the Advance.

5.3       DRAWDOWN NOTICE

5.3.1 Whenever the Borrower wishes an Advance to be made, it shall give a duly completed Drawdown Notice to the Agent to be received not later than 10.00 a.m. on the third Business Day before the Drawdown Date.

5.3.2 A Drawdown Notice shall be irrevocable and the Borrower shall be obliged to borrow in accordance with its terms.

5.4        LIMITATIONS ON ADVANCES

           The following limitations apply to Advances:

           (a) the Drawdown Date of an Advance shall be a Business Day falling before the end of the Drawdown Period;

           (b)       the principal amount of an Advance shall be:

                     (i) a minimum of $100,000,000 and an integral multiple of $25,000,000; or

                     (ii)     the amount of the Available Facility;

           (c) no Advance shall be made if the making of that Advance would result in the aggregate of all Advances exceeding the Total Commitments; and

           (d)       no more than 6 Advances may be outstanding at any one time.

5.5        NOTIFICATION TO BANKS

           The Agent shall promptly notify each Bank of the details of each Drawdown Notice received by it.

5.6        PARTICIPATIONS

           Subject to the terms of this Agreement, each Bank acting through its Lending Office shall make available to the Agent on the Drawdown Date for an Advance amount equal to its Participation in that Advance. A Bank shall participate in an Advance in the proportion borne by its Available Commitment to the Available Facility on the Drawdown Date of that Advance.

6.         INTEREST

6.1        INTEREST RATE

           Interest shall accrue on each Advance from and including the relevant Drawdown Date to but excluding the date the Advance is repaid at the rate determined by the Agent to be the aggregate of:

           (a)       the Margin; and

           (b)       LIBOR.

6.2        INTEREST PERIODS

6.2.1 Interest payable on each Advance shall be calculated by reference to successive Interest Periods of 1, 2, 3 or 6 months' duration (or such other Interest Period as the Agent, acting on the instructions of all the Banks, may allow) as selected by the Borrower in accordance with this Clause 6.2.

6.2.2 The Borrower shall select an Interest Period for an Advance in either the Drawdown Notice (in the case of the first Interest Period for an Advance) or (in the case of any subsequent Interest Period for an Advance) by notice received by the Agent no later than 3 Business Days before the commencement of that Interest Period.

6.2.3 The first Interest Period for an Advance shall begin on the Drawdown Date of that Advance. Each succeeding Interest Period for that Advance shall begin on the Interest Date of the previous Interest Period.

6.2.4 The Borrower may, by notice to the Agent at least 3 Business Days before an Interest Date relating to an Advance, elect that that Advance be split into two or more Advances of at least $100,000,000 each (and being multiples of $25,000,000). Any such notice shall take effect in accordance with its terms from that Interest Date, provided that there shall not be more than 6 Advances outstanding at any one time.

6.2.5 Subject to the other terms of this Agreement, if the Interest Periods for two or more Advances end on the same day those Advances shall be deemed to be a single Advance from that day.

6.2.6 If the Borrower fails to select an Interest Period for an Advance in accordance with Clause 6.2.2, that Interest Period shall, subject to the other provisions of this Clause 6, be 1 month.

6.2.7 If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall instead end on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

6.2.8 If an Interest Period begins on the last Business Day in a calendar month or on a Business Day for which there is no numerically corresponding day in the calendar month in which that Interest Period is to end, it shall end on the last Business Day in that calendar month.

6.2.9 If an Interest Period would otherwise extend beyond the Repayment Date, it shall be shortened so that it ends on the Repayment Date.

6.3        DEFAULT INTEREST

6.3.1 If the Borrower fails to pay any amount payable under any Financing Document on the due date, it shall pay default interest on the overdue amount from the due date to the date of actual payment calculated by reference to successive Interest Periods (each of such duration as the Agent may acting reasonably select and the first beginning on the relevant due date) at the rate per annum being the aggregate of (a) 1.00 per cent. per annum, (b) the Margin and (c) LIBOR.

6.3.2 So long as the overdue amount remains unpaid, the default interest rate shall be recalculated in accordance with the provisions of this Clause 6.3 on the last day of each such Interest Period and any unpaid interest shall be compounded at the end of each Interest Period.

6.4        CALCULATION AND PAYMENT ON INTEREST

6.4.1 At the beginning of each Interest Period, the Agent shall notify the Banks and the Borrower of the duration of the Interest Period and the rate and amount of interest payable for the Interest Period (but in the case of any default interest calculated under Clause 6.3, any such notification need not be made more frequently than weekly). Each notification shall set out in reasonable detail the basis of computation of the amount of interest payable.

6.4.2     Interest due from the Borrower under this Agreement shall:

          (a) accrue from day to day at the rate calculated under this Clause 6;

          (b) except as otherwise provided in this Agreement, be paid by the Borrower to the Agent (for the account of the Banks or the Agent, as the case may be) in arrear on each Interest Date, provided that for any Interest Period which is for longer than 6 months, the Borrower shall pay interest 6 monthly in arrear as well as on the relevant Interest Date;

          (c) be calculated on the basis of the actual number of days elapsed and a 360 day year; and

          (d)       be payable both before and after judgement.

6.5       AGENT'S DETERMINATION

          The determination by the Agent of any interest payable under this Clause 6 shall be conclusive and binding on the Borrower in the absence of manifest error.

7.        REPAYMENT AND PREPAYMENT

7.1       REPAYMENT

          The Borrower shall repay the Loan to the Agent (for the account of the Banks) on the Repayment Date.

7.2       VOLUNTARY PREPAYMENT

7.2.1 The Borrower may, by giving the Agent not less than 3 Business Days' prior notice, prepay the whole or part (but if in part, in a minimum amount of $10,000,000 and an integral multiple of $10,000,000) of any Advance.

7.2.2 Any notice of prepayment shall be irrevocable, shall specify the date on which the prepayment is to be made and the amount of the prepayment, and shall oblige the Borrower to make that prepayment. The Agent shall promptly notify the Banks of receipt of any such notice.

7.3       MANDATORY REDUCTION AND PREPAYMENT

7.3.1 The Total Commitments shall, on the date (a "REDUCTION DATE") the same is received by the Borrower or any of its Subsidiaries, be cancelled pro rata by the amount of the gross proceeds of any capital markets issue of the Borrower or any of its Subsidiaries other than New Holland Credit Company LLC, Case Capital Corporation and Subsidiaries of Case Capital Corporation (but excluding (i) the proceeds of any capital markets debt issue raised for working capital purposes and
          (ii) the proceeds of any equity issue made in order to refinance an equity bridging loan existing at the date of this Agreement).

7.3.2 Within 10 Business Days of a Reduction Date, the Borrower shall prepay such part of the Loan (if any) as if necessary to ensure that the Loan does not exceed the Total Commitments (as reduced on such Reduction
          Date).

7.4       ACCRUED INTEREST AND BROKEN FUNDING COSTS

          Any prepayment shall be made together with accrued interest on the amount prepaid and any amounts payable under Clause 22.1.

7.5       EFFECT OF REPAYMENT OR PREPAYMENT

          Any amount repaid or prepaid may not be re-borrowed and shall reduce each Bank's Commitment rateably.

7.6       LIMITATION

          The Borrower may not repay or prepay all or any part of the Loan except as expressly provided in this Agreement.

8.        CANCELLATION

8.1       CANCELLATION

          The Borrower may, by giving the Agent not less than 3 Business Days' prior notice, cancel all or part of the Available Facility (but if in part, in a minimum amount of $10,000,000 and an integral multiple of $10,000,000).

8.2       NOTICE

          Any notice of cancellation shall be irrevocable and shall specify the date on which the cancellation shall take effect and the amount of the cancellation. The Agent shall promptly notify the Banks of receipt of any such notice.

8.3       EFFECT OF CANCELLATION

          The Borrower may not borrow any part of the Facility which has been cancelled. Any cancellation shall reduce each Bank's Commitment rateably.

8.4       LIMITATION

          The Borrower may not cancel all or part of the Facility except as expressly provided in this Agreement.

9.        CHANGES IN CIRCUMSTANCES

9.1       ILLEGALITY

          If it is or becomes illegal for a Bank to maintain its Commitment or to continue to make available or fund its Participation in any Advance, then:

          (a)       that Bank shall notify the Agent and the Borrower; and

          (b)       (i)       the Commitment of that Bank shall be cancelled
                              immediately; and

                    (ii) the Borrower shall prepay to the Agent (for the account of that Bank) that Bank's Participation in all Advances (together with accrued interest on the amount prepaid and all other amounts owing to that Bank under this Agreement) within 5 Business Days of demand by that Bank (or, if permitted by the relevant law, on the next Interest Date of the relevant Advances).

          Any such prepayment under paragraph (b)(ii) above shall be subject to Clause 22.1.

9.2       INCREASED COSTS

9.2.1 If, after the date of this Agreement, a Change occurs which causes an Increased Cost (as defined in Clause 9.2.3) to a Bank (or any company of which that Bank is a Subsidiary) then the Borrower shall pay (as additional interest) to the Agent (for the account of that Bank) within 10 Business Days of demand all amounts which that Bank certifies to be necessary to compensate that Bank (or any company of which that Bank is a Subsidiary) for the Increased Cost.

9.2.2 Any demand made under Clause 9.2.1 shall be made by the relevant Bank through the Agent and shall set out in reasonable detail so far as is practicable the basis of computation of the Increased Cost.

9.2.3     In this Clause 9.2:

          "INCREASED COST" means any cost to, or reduction in the amount payable to, or reduction in the return on capital or regulatory capital achieved by, a Bank (or any company of which that Bank is a Subsidiary) to the extent that it arises, directly or indirectly, as a result of the Change and is attributable to the Commitment or Participation in any Advance of that Bank or the funding of that Bank's Participation in any Advance including any liability to make any payment on account of Tax or otherwise (other than Tax on Overall Net Income) on or calculated by reference to the amount of such Bank's Participation in any Advance and/or any sum received or receivable by it hereunder.

          "TAX ON OVERALL NET INCOME" means, in relation to a person, Tax (other than Tax deducted or withheld from any payment) imposed on the net income of that person by the jurisdiction in which its Lending Office or its head office is situated.

9.2.4 The Borrower shall not be obligated to make a payment in respect of an Increased Cost under this Clause 9.2 if and to the extend that the Increased Cost has been compensated for by the operation of Clause
          10.9 or the payment of the Additional Cost Rate.

9.2.5 If the Borrower is required to pay any amount to a Bank under this Clause 9.2, then, without prejudice to that obligation and so long as the circumstances giving rise to the relevant Increased Cost are continuing and subject to the Borrower giving the Agent and that Bank not less than 5 Business Day's prior notice (which shall be irrevocable), the Borrower may prepay all, but not part, of the Bank's Participation in the Advances together with accrued interest on the amount prepaid. Any such prepayment shall be subject to Clause 22.1. On any such prepayment the Commitment of the relevant Bank shall be automatically cancelled.

9.2.6 In the event that the Borrower over-compensates a Bank under this Clause 9.2, such Bank shall promptly return to the Borrower an amount equal to the amount of over-compensation.

9.3       MARKET DISRUPTION

9.3.1 If, in relation to an Advance and a particular Interest Period selected by the Borrower in accordance with Clause 6.2.2;

          (a) the Agent determines that, because of circumstances affecting the London interbank market generally, reasonable and adequate means do not exist for ascertaining LIBOR for the Advance for the Interest Period; or

          (b) the Agent has been notified by a group of Banks whose Commitments together exceed 51 per cent. of the Total Commitments that in their reasonable opinion matching deposits may not be available to them in the London interbank market in the ordinary course of business to fund their Participations in that Advance for that Interest Period the Agent shall promptly notify the Borrower and the Banks of that event (such notice being a "Market Disruption Notice").

9.3.2 If a Market Disruption Notice applies to a proposed Advance, that Advance shall not be made unless the Borrower so requests. The Agent and the Borrower shall immediately enter into negotiations in good faith for a period of not more than 30 days with a view to agreeing a substitute basis for calculating the interest rate for the Advance of for funding the Advance (whether in Dollars or another currency). Any substitute basis agreed by the Agent (with the consent of all the Banks) and the Borrower shall take effect in accordance with its terms and be binding on all the Parties.

9.3.3 If a Market Disruption Notice applies to an outstanding Advance or a proposed Advance that the Borrower has requested shall be made and, in each case, in respect of a particular Interest Period, then:

          (a) the Agent and the Borrower shall immediately enter into negotiations in good faith for a period of not more that 30 days with a view to agreeing a substitute basis for calculating the rate of interest for the Advance (whether in Dollars or another currency) for such Interest Period;

          (b) any substitute basis agreed under Clause 9.3.3(a) by the Agent (with the consent of all the Banks) and the Borrower shall take effect in accordance with its terms and be binding on all the Parties;

          (c) if no substitute basis is agreed under Clause 9.3.3(a), then, subject to Clause 9.3.4, each Bank shall (through the Agent) certify 1 day before the first day of such Interest Period a substitute basis for maintaining its Participation in the Advance which shall reflect the cost to the Bank of funding its Participation in the Advance from whatever sources it selects plus the Margin; and

          (d) each substitute basis so certified shall be binding on the Borrower and the certifying Bank and treated as part of this Agreement.

9.3.4 So long as the circumstances giving rise to the Market Disruption Notice continue and subject to the Borrower giving the Agent and the Banks not less than 3 Business Days' prior notice (which shall be irrevocable), the Borrower may prepay the Advance to which the

               Market Disruption Notice applies together with accrued interest on the amount prepaid. Any such prepayment shall be subject to Clause 22.1.

9.4       MITIGATION

               If any circumstances arise in respect of any Bank which would, or upon the giving of notice would, result in the operation of Clause 9.1, 9.2, 9.3 or 10.9 to the detriment of the Borrower, then that Bank shall:

               (a) promptly upon becoming aware of those circumstances and their results, notify the Agent and the Borrower; and

               (b) in consultation with the Agent and Borrower, take all such steps as it determines are reasonably open to it to mitigate the effects of those circumstances (including changing its Lending Office or consulting with the Borrower with a view to transferring some or all of its rights and obligations under this Agreement to another bank or other financial institution acceptable to the Borrower) in a manner which will avoid the circumstances in question and on terms acceptable to the Agent, the Borrower and that Bank, provided that no Bank shall be obliged to take any steps which in its opinion would or might have an adverse effect on its business or financial condition or the management of its Tax affairs or cause it to incur any material costs or expenses.

9.5       CERTIFICATES

          The certificate or notification of the Agent or, as the case may be, the relevant Bank as to any of the matters referred to in this Clause 9 shall be in reasonable detail and shall be prima facie evidence of the matters to which they relate.

10.       PAYMENTS

10.1      PLACE AND TIME

          All payments by the Borrower or a Bank under this Agreement shall be made to the Agent to its account at such office or bank in New York at such time as the Agent may notify to the Borrower or the Banks for this purpose.

10.2.     FUNDS

          All payments to the Agent under this Agreement shall be made for value on the due date in freely transferable and readily available funds.

10.3      DISTRIBUTION

10.3.1 Each payment received by the Agent under this Agreement for another Party shall, subject to Clauses 10.3.2 and 10.3.3, be made available by the Agent to that Party by payment (on the date and in the currency and funds of receipt) to its account with such office or bank in New York as it may notify to the Agent for this purpose by not less than 5 Business Days' prior notice.

10.3.2 The Agent may apply any amount received by it for the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under this Agreement or in or towards the purchase of any amount of any currency to be so applied.

10.3.3 Where a sum is to be paid to the Agent under this Agreement for another Party, the Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. The Agent may, however, assume that the sum has been paid to it in accordance with this Agreement, and, in reliance on that assumption, make available to that Party a corresponding amount. If the sum has not been made available but the Agent has paid a corresponding amount to another Party, that Party shall immediately on demand by the Agent refund the corresponding amount together with interest on that amount from the date of payment to the date of receipt, calculated at a rate determined by the Agent to reflect its cost of funds.

10.4      BUSINESS DAYS

          If a payment under this Agreement is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

10.5      CURRENCY

          All payments under this Agreement relating to costs, losses, expenses or Taxes shall be made in the currency in which the relative costs, losses, expenses or Taxes were incurred. Any other amount payable under this Agreement shall, except as otherwise provided, be made in Dollars.

10.6      ACCOUNTS AS EVIDENCE

          Each Bank shall maintain in accordance with its usual practice an account which shall, as between the Borrower and that Bank and, in the absence of manifest error, be prima facie evidence of the amounts from time to time advanced by, owing to, paid and repaid to that Bank under this Agreement.

10.7      PARTIAL PAYMENTS

10.7.1 If the Agent receives a payment insufficient to discharge all the amounts then due and payable by the Borrower under this Agreement, the Agent shall apply that payment towards the obligations of the Borrower under this Agreement in the following order:

          (a) first, in or towards payment of any unpaid costs and expenses of the Agent under this Agreement;

          (b) second, in or towards payment pro rata of any accrued interest due but unpaid under this Agreement;

          (c) third, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

          (d) fourth, in or towards payment pro rata of any other sum due but unpaid under this Agreement.

10.7.2 The Agent shall, if so directed by all the Banks, vary the order set out in Clauses 10.1.(b) to (d).

10.7.3 Clauses 10.7.1 and 10.7.2 shall override any appropriation made by the Borrower.

10.8      SET-OFF AND COUNTERCLAIM

          ALL payments by an Obligor under this Agreement shall be made without set-off or counterclaim.

10.9      GROSSING-UP

10.9.1 Subject to Clause 10.9.2, all sums payable to any Finance Party pursuant to or in connection with any Financing Document shall be paid in full free and clear of all deductions or withholdings whatsoever except only as may be required by law.

10.9.2 If any deduction or withholding is required by law in respect of any payment due from an Obligor to any Finance Party pursuant to or in connection with any Financing Document that Obligor shall:

          (a) ensure or procure that the deduction or withholding is made and that it does not exceed the minimum legal requirement therefor;

          (b) pay, or procure the payment of, the full amount deducted or withheld to the relevant Taxation or other authority in accordance with the applicable law;

          (c) increase the payment in respect of which the deduction or withholding is required so that the net amount received by the payee (which expression when used in this Clause 10.9.2 shall mean any Finance Party) after the deduction or withholding (and after taking account of any further deduction or withholding which is required to be made as a consequence of the increase) shall be equal to the amount which the payee would have been entitled to receive in the absence of any requirement to make any deduction or withholding; and

          (d) upon request by any payee, promptly deliver or procure the delivery to the relative payee of receipts reasonably evidencing each deduction or withholding which has been made.

10.9.3 If the Agent is obliged to make any deduction or withholding from any payment to any Bank (an "Agency Payment") which represents an amount or amounts received by the Agent from an Obligor under any Financing Document, that Obligor shall, after being notified by the relevant Bank of its intention to make a claim under this Clause 10.9.3, pay directly to that Bank such sum (an "Agency Compensating Sum") as shall, after taking into account any deduction or withholding which the Borrower is obliged to make from the Agency Compensating Sum, enable that Bank to receive, on the due date for payment of the Agency Payment, an amount equal to the Agency Payment which that Bank would have received in the absence of any obligation to make any deduction or withholding.

10.9.4 If any Bank determines, in its absolute discretion, that it has received, recovered, realised, utilised and retained a Tax benefit by reason of any deduction or withholding in respect of which an Obligor has made an increased payment or paid an Agency Compensating Sum under this Clause 10.9, that Bank shall, provided that each Finance Party has received all amounts which are then due and payable by the Obligors under any Financing Document, pay to such Obligor (to the extent that Bank can do so without prejudicing the amount of the benefit or repayment and the right of that Bank to obtain any other benefit, relief or allowance which may be available to it) such amount, if any, as that Bank, in its absolute discretion shall determine, will leave that Bank in no worse position than it would have been in if the deduction or withholding had not been required, provided that:

          (a) each Bank shall have an absolute discretion as to the time at which and the order and manner in which it realises or utilises any Tax benefit and shall not be obliged to arrange its business or its Tax affairs in any particular way in order to be eligible for any credit or refund or similar benefit;

          (b) no Bank shall be obliged to disclose any information regarding its business, Tax affairs or Tax computations;

          (c) if a Bank has made a payment to an Obligor pursuant to this Clause 10.9.4 on account of any Tax benefit and it subsequently transpires that Bank did not receive that Tax benefit, or received a lesser Tax benefit, such Obligor shall, on demand, pay to that Bank such sum as that Bank may determine as being necessary to restore its after-tax position to that which it would have been had no adjustment under this Clause 10.9.4 been made provided that such sum shall not exceed the amount paid to the Obligor by the Bank pursuant to this Clause 10.9.4.

10.9.5 No Bank shall be obliged to make any payment under Clause 10.9.4 if, by doing so, it would contravene the terms of any applicable law or any notice, direction or requirement of any governmental or regulatory authority (whether or not having the force of law).

10.9.6 If an Obligor is required to make an increased payment for the account of a Bank under Clause 10.9.2 or 10.9.3, then, without prejudice to that obligation and so long as such requirement exists and subject to the Borrower giving the Agent and that Bank not less than 5 Business Days' prior notice (which shall be irrevocable), the Borrower may prepay all, but not part, of that Bank's Participation in the Advances together with accrued interest on the amount prepaid. Any such prepayment shall be subject to Clause 22.1. On any such prepayment the Commitment of the relevant Bank shall be automatically cancelled.

10.9.7 Each Bank confirms to the Borrower that, as at the date such Bank becomes a Party, the Borrower will be entitled to make payments to that Bank in accordance with this Agreement without deduction or withholding for or on account of any Taxes under the laws of the Netherlands.

11.       GUARANTEE

11.1      GUARANTEE

          Subject to and with the benefit of the provisions in Clause 11.2, the Guarantor hereby unconditionally and irrevocably guarantees to the Finance Parties that if, for any reason, the Borrower does not pay any sum from time to time payable by it to any Finance Party under this Agreement (including any other amount of whatever nature or additional amounts which may become payable under any of the foregoing) as and when the same shall become due and payable under any of the foregoing, it shall on demand pay in the currency in which the same falls due for payment under the terms of this Agreement, all moneys which are now or at any time hereafter shall have become due or owing by the Borrower to any or all of the Finance Parties pursuant to this Agreement.

11.2.     GUARANTEE PROVISIONS

11.2.1 The guarantee (the "Guarantee") given pursuant to this clause 11 is a continuing security and shall remain in full force and effect until all moneys, obligations and liabilities referred to in Clause 11.1 have been paid, discharged or satisfied in full notwithstanding the liquidation or other incapacity or any change in the constitution of the Borrower or in the name and style of the Borrower or any settlement of account or other matter whatsoever.

11.2.2 The Guarantee is in addition to and shall not merge with or otherwise prejudice or affect or be prejudiced by any other right, remedy, guarantee, indemnity or security and may be enforced without first having recourse to the same or any other bill, note, mortgage, charge, pledge or lien now or hereafter held by or available to any Finance Party.

11.2.3 Notwithstanding that the Guarantee ceases to be continuing for any reason whatever any of the Finance Parties may continue any accounts of the Borrower or open one or more new accounts and the liability of the Guarantor hereunder shall not be reduced or affected by any subsequent transactions or receipts or payments into or out of any such accounts.

11.2.4 The Guarantor hereby unconditionally and irrevocably agrees that any sum expressed to be payable by the Borrower under this Agreement but which is for any reason (whether or not now known or becoming known to the Borrower, the Guarantor or any Finance Party) not recoverable from the Guarantor on the basis of the Guarantee will nevertheless be recoverable from it as if it were the sole principal debtor and will be paid by it to the Finance Parties on demand. This indemnity constitutes a separate and independent obligation from the other obligations in this Guarantee, gives rise to a separate and independent cause of action and will apply irrespective of any indulgence granted by all or any of the Finance Parties.

11.2.5 The Guarantor will be liable under the Guarantee as if it were the sole principal debtor and not merely a surety. The liability of the Guarantor shall not be affected nor shall the Guarantee be discharged or diminished by reason of anything which would not discharge it or affect its liability if it were the sole principal debtor, including:

          (a) any time, indulgence, waiver or consent at any time given to the Borrower or any other person;

          (b)       any amendment to the Financing Documents;

          (c) the making or absence of any demand on the Borrower or any other person for payment;

          (d) the enforcement or absence of enforcement of any of the provisions of this Agreement;

          (e)       the release of any guarantee or indemnity;

        (f) the dissolution, amalgamation, reconstruction or reorganisation of the Borrower or any other person;

        (g) the illegality, invalidity or unenforceability of or any defect in any provision of the Financing Documents or any of the Borrower's obligations under any of them; or

        (h)    any other act, event or omission which but for this paragraph
               (h) might operate to discharge, impair or otherwise affect the obligations expressed to be assumed by the Guarantor in this Agreement or any of the rights, powers or remedies conferred upon the Finance Parties by this Guarantee or by law.

11.2.6 The Guarantor agrees that, during the Facility Period, the Guarantor will not exercise any right which the Guarantor may at any time have by reason of the performance by the Guarantor of its obligations hereunder:

        (a)    to be indemnified by the Borrower;

        (b) to claim any contribution from any other guarantor of the Borrower's obligations under or in respect of the Facility;

        (c) to take the benefit (in whole or in part) of any security enjoyed in connection with the Facility by any Finance Party; or

        (d) to be subrogated to the rights of any Finance Party against the Borrower in respect of amounts paid by the Guarantor under this Guarantee.

11.2.7 Any settlement or discharge between the Guarantor and the Finance Parties or any of them shall be conditional upon no payment to the Finance Parties or any of them by the Borrower or any other person on the Borrower's behalf being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application for the time being in force and, in the event of any such payment being so avoided or reduced, the Finance Parties shall be entitled to recover the amount by which such payment is so avoided or reduced from the Guarantor subsequently as if such settlement or discharge had not occurred provided that such recovery is not contrary to any law applicable thereto.

11.2.8 If any payment received by a Finance Party is, on the subsequent liquidation or insolvency of the Borrower, avoided under any laws relating to liquidation or insolvency, such payment will not be considered as having discharged or diminished the liability of the Guarantor and this Guarantee will continue to apply as if such payment had at times remained owing by the Borrower.

11.2.9 The Finance Parties shall not be obliged before exercising any of the rights, powers or remedies conferred upon them by the Guarantee or by law:

        (a)    to make any demand of the Borrower;

        (b) to take any action or obtain judgement in any court against the Borrower or any other person; or

        (c) to make or file any claim or proof in a bankruptcy or liquidation of the Borrower or any other person.

12      REPRESENTATIONS AND WARRANTIES

12.1    REPRESENTATIONS AND WARRANTIES

        Each Obligor represents and warrants to each Finance Party that:

        (a) STATUS: it is a limited company duly incorporated under the laws of its jurisdiction of incorporation and it possesses the capacity to sue and be sued in its own name and has the power to carry on its business and to own its property and other assets;

        (b) POWERS AND AUTHORITY: it has power to execute, deliver and perform its obligations under the Financing Documents and to carry out the transactions contemplated by those documents and all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same;

        (c) BINDING OBLIGATIONS: subject to the Reservations, its obligations under the Financing Documents constitute its legal, valid, binding and enforceable obligations;

        (d) CONTRAVENTIONS: the execution, delivery and performance by it of the Financing Documents does not:

              (i) contravene any applicable law or regulation or any order of any governmental or other official authority, body or agency or any judgement, order or decree of any court having jurisdiction over it, or

              (ii)   contravene or conflict with its constitutional documents;

        (e) INSOLVENCY: it has not taken any action nor (to the best of its knowledge, information and belief) have any steps been taken or legal proceedings been started against it for its winding-up, dissolution, administration or re-organisation or for the appointment of a receiver, administrative receiver, or administrator, trustee or similar officer of it or of a material part of its assets;

        (f) NO DEFAULT: to the best of its knowledge, information and belief it is not in breach of or in default in any material respect under any agreement relating to Indebtedness to which it is a party or which is binding on it or any of its assets to an extent which would have a material adverse effect on the ability of that Obligor to comply with its payment obligations under this Agreement;

        (g) LITIGATION: to the best of its information, knowledge and belief, no action, litigation, arbitration or administrative proceeding has been commenced or is pending against it which would have a material adverse effect on the ability of that Obligor to comply with its payment obligations under the Financing Documents;

        (h) ORIGINAL FINANCIAL STATEMENTS: the Original Financial Statements of that Obligor were prepared in accordance with GAAP and give a true and fair view of that Obligor's financial position at the date to which they were prepared and the results of that Obligor's operations during the Financial Year of that Obligor to which they relate;

        (i)  INFORMATION MEMORANDUM:

             (i) the information contained in the Information Memorandum is true and accurate in all material respects as at its date; and

             (ii) the Information Memorandum did not omit any information which would make any fact or statement in it misleading in any material respect;

        (j) NO MATERIAL ADVERSE CHANGE: since the date of its Original Financial Statements no event has occurred which has had a material adverse effect on its business or financial condition; and

        (k) MARGIN STOCK: the proceeds of the Advances have not been used to buy, purchase or maintain any Margin Stock which would impose regulatory requirements under, and as such term is defined in, Regulation U of the Board of Governors of the Federal Reserve of the United States of America.

12.2    REPETITION

        The representations and warranties in Clause 12.1(a) to (d) shall survive the execution of this Agreement and shall be deemed to be repeated by each Obligor on the date on which each Drawdown Notice is given and on the date on which each Advance is made with reference to the facts and circumstances existing at that time.

13.     UNDERTAKINGS

13.1    INFORMATION UNDERTAKINGS

        Each Obligor undertakes that during the Facility Period it shall, unless the Agent (acting on the instructions of the Majority Banks) otherwise agrees:

        (a) ANNUAL STATEMENTS: as soon as the same become available (and in any event within 210 days after the end of each of its Financial Years), deliver to the Agent in sufficient copies for all the Banks its audited consolidated financial statements for each such Financial Year;

        (b) SEMI-ANNUAL STATEMENTS: as soon as the same become available (and in any event within 120 days after the end of the first half of each of its Financial Years), deliver to the Agent in sufficient copies for all the Banks its unaudited consolidated interim financial statements for each such half-year but, in relation to the Borrower, only to the extent such unaudited interim financial half year statements are actually being prepared by the Borrower; and

        (c) SHAREHOLDER'S DOCUMENTS: deliver to the Agent as soon as reasonably practicable in sufficient copies for all the Banks all documents despatched by it to its creditors generally, or in the case of the Guarantor, to its shareholders generally.

13.2    POSITIVE UNDERTAKINGS

        Each Obligor undertakes that during the Facility Period it shall, unless the Agent (acting on the instructions of the Majority Banks) otherwise agrees:

        (a) AUTHORISATIONS: obtain, maintain and comply with the terms of any authorisation, approval, licence, consent, exemption, clearance, filing or registration required in or by the laws and regulations of its jurisdiction of incorporation to enable it to lawfully enter into and perform its obligations under, or for the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of, each Financing Document;

        (b) RANKING OF OBLIGATIONS: ensure that its obligations under the Financing Documents shall at all times rank at least pari passu with all its other present and future unsecured and unsubordinated obligations (whether actual, contingent, present or future) except for any obligations which are mandatorily preferred by law; and

        (c) NOTIFICATION OF DEFAULT: promptly, upon becoming aware of the same, notify the Agent of the occurrence of a Default or Potential Default and, upon receipt of a written request to that effect from the Agent, confirm to the Agent that, save as previously notified to the Agent or as notified in such confirmation, no Default or Potential Default has occurred.

13.3    NEGATIVE PLEDGE

        Each Obligor undertakes that during the Facility Period it shall not, unless the Agent (acting on the instructions of the Majority Banks) otherwise agrees, create any Encumbrance (other than a Permitted Encumbrance) over any of its present or future assets to prefer any of its Indebtedness unless such Encumbrance or such other security as the Agent (acting on the instructions of the Majority Banks) considers equivalent thereto is at the same time extended equally and ratably to the obligations of such Obligor under the Financing Documents.

14.     DEFAULT

14.1    DEFAULT

        Each of the following shall be a Default:

        (a) NON-PAYMENT: either of the Obligors does not pay on the due date any amount payable by it under this Agreement at the place at and in the currency and funds in which it is expressed to be payable unless the failure to pay such amount is due solely to administrative or technical delays in the transmission of funds and such amount is paid within 5 Business Days after its due date for payment; or

        (b) OTHER DEFAULTS: either of the Obligors breaches any of its obligations under any Financing Document (other than the obligations referred to in Clause 14.1(a)) and if that breach is capable of remedy, it is not remedied within 30 days after written notice of that breach has been given by the Agent to the relevant Obligor; or

        (c) BREACH OF REPRESENTATION OR WARRANTY: any representation, warranty or statement made or deemed to be repeated by either of the Obligors under this Agreement or in any document delivered by it or on its behalf under or in connection with this Agreement is or proves to have been incorrect or misleading when made or deemed to have been repeated; or

        (d) UNLAWFULNESS OR REPUDIATION: it is unlawful for either of the Obligors to perform or comply with, or either of the Obligors repudiates, any of its obligations under any Financing Document or, subject to the Reservations, any of those obligations is not legal, valid, binding, effective and enforceable; or

        (e)  CROSS-ACCELERATION: either or both of the Obligors;

             (a) becomes bound to repay prematurely any Indebtedness by reason of a default by either of the Obligors which default is followed by an appropriate demand for such repayment; or

             (b) fails to make any payment of principal, premium or interest in respect of any Indebtedness on the due date for such payment or within any grace period specified in the agreement or other instrument constituting such Indebtedness, where such Indebtedness is in an aggregate amount in excess of US$50,000,000 (or its equivalent in other currencies), except where such Obligor is taking action by appropriate proceedings in good faith to dispute the validity of the obligation to repay prematurely such Indebtedness or to make such payment, as the case may be, and unless such default or failure to pay shall have been waived by the person to whom the relevant Indebtedness is payable; or

        (f) ATTACHMENT OR DISTRESS: a creditor or encumbrancer attaches or takes possession of or a receiver or similar officer is appointed over the whole or any material part of the assets of either of the Obligors, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, the whole or any material part of the assets of either of the Obligors and such process is not discharged within 30 days; or

        (g)   INABILITY TO PAY DEBTS: either of the Obligors:

              (i) suspends payment of its debts generally or is unable or admits its inability to pay generally as they fall due; or

              (ii) proposes or enters into any composition or other arrangement for the benefit of its creditors generally; or

              (iii) has proceedings commenced against it with a view to the readjustment or rescheduling of any of its Indebtedness which it would not otherwise be able to pay as it fell due; or

        (h)   INSOLVENCY PROCEEDINGS: either of the Obligors:

              (i)   is adjudicated or found insolvent; or

               (ii) has an order made against it by any competent court or passes a resolution for its winding-up or dissolution or for the appointment of a liquidator, administrator, trustee, receiver, administrative receiver or similar officer in respect of it or the whole or any substantial part of its assets; or

          (i) ANALOGOUS PROCEEDINGS: any event occurs which under the laws of any jurisdiction has a similar or analogous effect to any of the events mentioned in Clause 14.1(f), (g) or (h); or

          (j) CESSATION OF BUSINESS: either of the Obligors suspends, ceases or threatens to suspend or cease to carry on its business unless such cessation, or threatened cessation, is in connection with a merger, consolidation or any other form of combination with another company and such company assumes all obligations of the Borrower or the Guarantor respectively under the Financing Documents; or

          (k) CHANGE OF CONTROL: the Guarantor ceases to be the beneficial owner of shares in the issued share capital of the Borrower carrying the right to exercise more than 50 per cent. of the votes exercisable at a general meeting of the Borrower or otherwise ceases to exercise control over the Borrower; or

          (l) GOVERNMENTAL INTERVENTION: all or a material part of the assets, rights or revenues of, or shares or other ownership interests in, either of the Obligors are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government.

14.2      ACCELERATION

          If a Default occurs and remains unremedied the Agent may, and shall if so instructed by the Majority Banks, by notice to the Borrower:

          (a) cancel the Facility and require the Borrower immediately to repay the Loan together with accrued interest and all other sums payable under this Agreement, whereupon they shall become immediately due and payable; or

          (b) place the Facility on demand, whereupon the Loan together with accrued interest and all other sums payable under this Agreement shall become repayable on demand made by the Agent on the instructions of the Majority Banks.

          Upon the service of any such notice by the Agent the Commitment of each Bank shall be cancelled.

15.       PRO RATA SHARING

15.1      REDISTRIBUTION

          If any amount owing by an Obligor under this Agreement to a Bank (the "Sharing Bank") is discharged by voluntary or involuntary payment, set-off or any other manner other than through the Agent in accordance with Clause 10, then:

          (a) the Sharing Bank shall immediately notify the Agent of the amount discharged and the manner of its receipt of recovery;

          (b) the Agent shall determine whether the amount discharged is in excess of the amount which the Sharing Bank would have received had the amount discharged been received by the Agent and distributed in accordance with Clause 10;

          (c) the Sharing Bank shall pay the Agent an amount equal to that excess (the "Excess Amount") within 5 Business Days of demand by the Agent;

          (d) the Agent shall treat the Excess Amount as it were a payment by such Obligor under Clause 10 and shall pay the Excess Amount to the Banks (other than the Sharing Bank) in accordance with Clause 10.7; and

          (e) as between such Obligor and the Sharing Bank the Excess Amount shall be treated as not having been received or recovered, and accordingly the Borrower shall owe the Sharing Bank an immediately payable debt equal to the Excess Amount.

15.2      LEGAL PROCEEDINGS

          Notwithstanding Clause 15.1, no Sharing Bank shall be obliged to share any Excess Amount which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under this Agreement with any other Bank which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights, unless the proceedings instituted by the Sharing Bank are instituted by it without prior notice having been given to such Bank through the Agent and an opportunity to such Bank to join in such proceedings.

15.3      REVERSAL OF REDISTRIBUTION

          If any Excess Amount subsequently has to be wholly or partly refunded to an Obligor by a Sharing Bank which has paid an amount equal to that Excess Amount to the Agent under Clause 15.1, each Bank to which any part of that amount was distributed shall on request from the Sharing Bank repay to the Sharing Bank that Bank's proportionate share of the amount which has to be so refunded by the Sharing Bank.

15.4      INFORMATION

          Each Bank shall on request supply to the Agent such information as the Agent may from time to time request for the purpose of this Clause 15.

16.       THE AGENT, THE LEAD ARRANGERS AND THE BANKS

16.1      APPOINTMENT AND DUTIES

16.1.1 Each Bank irrevocably appoints the Agent to act as its agent in connection with this Agreement and irrevocably authorises the Agent on its behalf to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with this Agreement together with any other incidental rights, powers and discretions.

16.1.2 The Agent shall have no duties or responsibilities except those expressly set out in this Agreement. As to any matters not expressly provided for, the Agent shall act in accordance with the instructions of the Majority Banks (but in the absence of any such instructions shall not be obliged to act). Any such instructions, and any action taken by the Agent in accordance with those instructions, shall be binding upon all the Banks.

16.1.3    The Agent may:

          (a) act in an agency, trustee, fiduciary or other capacity on behalf of any other banks or financial institutions providing facilities to an Obligor or any associated company of an Obligor, as freely in all respects as if it had not been appointed to act as agent for the Banks under this Agreement and without regard to the effect on the Banks of acting in such capacity; and

          (b) subscribe for, hold, be beneficially entitled to or dispose of shares or securities, or options or other rights to and interests in shares or securities in an Obligor or any associated company of an Obligor (in each case, without liability to account).

16.1.4 Each division or department of the Agent (including, for so long as Chase Manhattan International Limited is the Agent, the Loans Agency Department of Chase Manhattan International Limited) shall be treated as a separate entity from any other division or department of the Agent. If any of the Agent's divisions or departments (including, in the case of Chase Manhattan International Limited, its Loans Agency Department) should act for an Obligor in any capacity (whether as bankers or otherwise) in relation to any other matter, any information given by such Obligor to any such division or department may be treated as confidential and the Agent shall, as between itself and Banks, not be obliged to disclose the same to any Bank or any other person.

16.1.5 It is acknowledged that the role of the Lead Arrangers is and has been confined solely to arranging the Facility and that in such capacity they shall have no obligations and liabilities in relation to this Agreement.

16.2      PAYMENTS

16.2.1 The Agent shall promptly account to the Lending Office of each Bank for such Bank's due proportion of all sums received by the Agent for such Bank's account, whether by way of repayment or prepayment of principal or payment of interest, fees or otherwise.

16.2.2 The Agent shall maintain a memorandum account showing the principal amount of each Advance outstanding under this Agreement and the amount of each Bank's Participation in the Advances.

16.2.3 Each Bank confirms in favour of the Agent that, unless it notifies the Agent to the contrary:

          (a) it will be the beneficial owner of any interest paid to it under this Agreement; and

          (b)  it is either:-

               (i) a "bank" within Section 840A of the Income and Corporation Taxes Act 1988; or

               (ii) an entity not resident in the United Kingdom (for the purposes of the Income and Corporation Taxes Act
                         1988); and

          (c) it will provide the Agent with such evidence or information as the Agent may reasonably require from time to time to enable the Agent to comply with statutory obligations relating to the performance of its obligations under this Agreement.

16.3      DEFAULT

          The Agent shall not be obliged to monitor or enquire as to whether or not a Default or Potential Default has occurred. The Agent shall be entitled to assume that no Default or Potential Default has occurred unless it receives notice to the contrary from the Borrower or any Bank describing the Default or Potential Default and stating that such notice is a "Default Notice" or unless it is aware of a payment default under this Agreement, in which case it shall promptly notify each Bank.

16.4      RELIANCE

          The Agent may:

          (a) rely on any communication or document believed by it to be genuine and correct and to have been communicated or signed by the person by whom it purports to be communicated or signed; and

          (b) engage, pay for and rely on the advice of any professional advisers selected by it given in connection with this Agreement or any of the matters contemplated by this Agreement,

          and shall not be liable to any Party for any of the consequences of such reliance except in case of negligence or wilful misconduct.

16.5      LEGAL PROCEEDINGS

16.5.1 The Agent shall not be obliged to take or commence any legal action or proceeding against an Obligor or any other person arising out of or in connection with this Agreement until it shall have been indemnified or secured to its satisfaction against all costs, claims and expenses (including any costs award which may be made against it as a result of any such legal action or proceeding not being successful) which it may expend or incur in such legal action or proceeding.

16.5.2 The Agent may refrain from doing anything which might in its opinion constitute a breach of any law or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

16.6      NO LIABILITY

16.6.1 Neither the Agent nor any of its officers, employees or agents shall be liable for any action taken or not taken by it or any of them under or in connection with this Agreement unless directly caused by its or their negligence or wilful misconduct.

16.6.2 Neither the Agent nor the Lead Arrangers shall be responsible for any statements, representations or warranties in this Agreement or for any information supplied or provided to any Bank by the Agent or the Lead Arrangers in respect of an Obligor or any other person or for any other matter relating to this Agreement or for the execution, genuineness, validity, legality, enforceability or sufficiency of this Agreement or any other document referred to in this Agreement or for the recoverability of any Advance or any other sum to become due and payable under this Agreement.

16.7      CREDIT DECISIONS

16.7.1    Each Bank:

          (a) acknowledges that it has, independently and without reliance on the Agent and the Lead Arrangers, made its own analysis of the transaction contemplated by, and reached its own decision to enter into, this Agreement and made it own investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each Obligor; and

          (b) agrees that it shall continue to make its own independent appraisal of the creditworthiness of each Obligor.

16.7.2 Each Bank agrees that it shall, independently and without reliance on the Agent and the Lead Arrangers, make its own decision to take or not take action under this Agreement.

16.8      INFORMATION

16.8.1 The Agent shall provide the Banks with all information and copies of all notices which are given to it and which by the terms of this Agreement are to be provided or given to the Banks.

16.8.2 Except as specifically provided in this Agreement, the Agent shall not be under any duty or obligation:

          (a) either initially or on a continuing basis, to provide any Bank with any credit information or other information with respect to the financial condition of an Obligor or which is otherwise relevant to the Facility; or

          (b) to request or obtain any certificate, document or information from an Obligor unless specifically requested to do so by a Bank in accordance with this Agreement.

16.9      RELATIONSHIP WITH BANKS

16.9.1 In performing its functions and duties under this Agreement, the Agent shall act solely as the agent for the Banks and except as expressly provided in this Agreement shall not be deemed to be acting as trustee for any Bank and shall not assume or be deemed to have assumed any obligation as agent or trustee for, or any relationship of agency or trust with, an Obligor.

16.9.2 None of the Agent, the Lead Arrangers or any Bank shall be under any liability or responsibility of any kind to either Obligor or any other Bank arising out of or in relation to any failure or delay in performance or breach by either Obligor or any other Bank of any of its or their respective obligations under this Agreement.

16.10     Agent's position

16.10.1 With respect to its own Participation in an Advance, the Agent shall have the same rights and powers under and in respect of this Agreement as any other Bank and may exercise those rights and powers as though it were not also acting as agent for the Banks. The Agent may, without liability to account, accept deposits from, lend money to and generally engage in any kind of banking, finance, advisory, trust or other business with or for either Obligor as if it were not the agent for the Banks under this Agreement.

16.10.2 The Agent may retain for its own use and benefit (and shall not be liable to account to any Bank for all or any part of) any sums received by it by way of agency or management or arrangement fees or by way of reimbursement of expenses incurred by it.

16.11     Indemnity

          Each Bank shall immediately on demand indemnify the Agent (to the extent not reimbursed by the Borrower) rateably according to the proportion which that Bank's Participation in the Advances bears to all Advances (or, if no Advance shall then be outstanding, its Commitment) from and against all liabilities, losses and expenses of any kind or nature whatsoever (except in respect of any agency, management or other fee due to the Agent) which may be incurred by the Agent in its capacity as agent or trustee for the Banks or in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent in enforcing or preserving the rights of the Banks or the Agent under this Agreement, provided that no Bank shall be liable for any portion of such liabilities, losses or expenses resulting from the Agent's gross negligence or wilful misconduct.


16.12     Resignation

16.12.1 The Agent may resign by giving at least 60 days' notice to the Borrower and each Bank. Upon receipt of a notice of resignation the Borrower and the Majority Banks may select any bank or other financial institution as successor Agent.

16.12.2 If no bank or other financial institution selected by the Borrower and the Majority Banks shall have accepted such appointment within 20 days, after the Agent has given a notice of resignation then the Majority Banks may, after consultation with the Borrower, appoint any bank or other financial institution as successor Agent.

16.12.3 If no bank or other financial institution selected by the Majority Banks shall have accepted such appointment within 40 days after the Agent has given a notice of resignation then the resigning Agent may , after consultation with the Borrower, appoint any bank or other financial institution of reputable standing with an office in London as successor Agent.

16.12.4 The resignation of the Agent and the appointment of any successor Agent shall both become effective only upon the successor Agent notifying the retiring Agent, the Borrower and each Bank that it accepts its appointment. On such notification:

          (a) the resigning Agent shall be discharged from its obligations and duties as Agent under this Agreement but it shall continue to be able to rely on the provisions of this Clause 16 in respect of all matters relating to the period of its appointment; and

          (b) the successor Agent shall assume the role of Agent and shall have all the rights, powers, discretions and duties which the Agent has under this Agreement.

16.12.5 The resigning Agent shall make available to the successor Agent all records and documents held by it as Agent, and shall co-operate with the successor Agent to ensure an orderly transition.

16.13     CHANGE OF OFFICE

          The Agent may at any time in its sole discretion by notice to the Borrower and each Bank designate a different office in the United Kingdom from which its duties as the Agent will be performed.


17.       FEES AND EXPENSES

17.1      EXPENSES AND COSTS

17.1.1 Subject to any limits on and other matters relating to the same that may previously have been agreed by the Lead Arrangers prior to the date of this Agreement, the Borrower shall reimburse all reasonable expenses incurred, and any VAT on those expenses:

          (a) by the Lead Arrangers and the Agent in connection with the negotiation, preparation and execution of the Financing Documents and the other documents contemplated by the Financing Documents;

          (b) by the Lead Arrangers and the Agent in respect of the syndication of the Facilities;

          (c) by the Agent or the Banks in connection with the granting of any release, waiver or consent or in connection with any amendment or variation of any Financing Document where such release, waiver, consent, amendment or variation has been requested by an Obligor; and

          (d) by the Agent or the Banks in enforcing, perfecting, protecting or preserving (or attempting so to do) any of their rights, or in suing for or recovering any sum due from either Obligor or any other person under any Financing Document, upon presentation of a statement of account reasonably documented for administrative and fiscal purposes.

17.1.2 The Borrower shall on demand pay to the Agent for the account of the relevant Bank any amount notified to it by each Bank within 10 Business Days of the commencement of an Interest Period as being the Additional Cost Rate for such Bank in respect of such Interest Period.

17.2      ARRANGEMENT AND AGENCY FEES

          The Borrower shall pay to the Lead Arrangers an arrangement fee in accordance with the terms of the Arrangement Fees Letter and to the Agent an agency fee in accordance with the terms of the Agency Fees Letter. For the avoidance of doubt, all liabilities and obligations of the Borrower under the Arrangement Fees Letter and the Agency Fees Letter shall be deemed to be incurred under this Agreement.

17.3      COMMITMENT FEE

          The Borrower shall pay a commitment fee in Dollars to the Agent for the account of the Banks at the rate of 0.125 per cent per annum on the Available Facility. The commitment fee shall accrue from day to day and be calculated on the basis of the actual number of days elapsed and a 360 day year in respect of the Drawdown Period and shall be payable on the last day in the Drawdown Period or on any earlier date on which the Available Facility equals zero.

17.4      DOCUMENTARY TAXES INDEMNITY

          All stamp, documentary, registration or other like duties or Taxes which are imposed or chargeable on or in connection with this Agreement shall be paid by the Borrower. The Agent shall be entitled but not obliged to pay any such duties or Taxes (whether or not they are its primary responsibility). If the Agent does so the Agent shall notify the Borrower that any such payment has been made and the Borrower shall on demand indemnify the Agent against those duties and Taxes and against any costs and expenses incurred by the Agent in discharging them.

17.5      VAT

          All payments made by the Borrower under the Financing Documents are calculated without regard to VAT. If any such payment constitutes the whole or any part of the consideration for a taxable or deemed taxable supply (whether that supply is taxable pursuant to the exercise of an option or otherwise) by the Agent or a Bank, the amount of that payment shall be increased by an amount equal to the amount of VAT which is chargeable in respect of the taxable supply in question.

18.       AMENDMENTS AND WAIVERS

18.1      MAJORITY BANKS

18.1.1 Subject to Clause 18.2, any term of this Agreement may be amended or waived with the written agreement of the Obligors and the Majority Banks. The Agent may effect, on behalf of the Majority Banks, an amendment or waiver to which the Majority Banks have agreed.

18.1.2 The Agent shall promptly notify the Obligors and each Bank of any amendment or waiver effected under Clause 18.1.1 and any such amendment or waiver shall be binding on the Obligors and each Bank.

18.2      ALL BANKS

          An amendment or waiver which relates to:

          (a)  the definition of "Majority Banks" in Clause 1.1;

          (b) an extension of the date for, or a decrease in an amount or a change in the currency of, any payment under this Agreement;

          (c)  an increase in a Bank's Commitment;

          (d) a term of this Agreement which expressly requires the consent of each Bank; or

          (e)  Clause 6, 7, 11.1, 15 or 17.3 or this Clause 18,

          may not be effected without the prior written consent of each Bank.

18.3      NO IMPLIED WAIVERS; REMEDIES CUMULATIVE

          The rights of the Agent and each Bank under this Agreement:

          (a)  may be exercised as often as necessary;

          (b) are cumulative and not exclusive of its rights under the general law; and

          (c)  may be waived only in writing and specifically.

          Delay in exercising or non-exercise of any such right is not a waiver of that right.

19.       MISCELLANEOUS

19.1      SEVERANCE

          If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

          (a) the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

          (b) the legality, validity or enforceability in any other jurisdiction of that or any other provision of this Agreement.

19.2      COUNTERPARTS

          This Agreement may be executed in any number of counterparts and this shall have the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

20.       NOTICES

20.1      METHOD

          Each notice or other communication to be given under this Agreement shall be given in writing in English and, unless otherwise provided, shall be made by fax or letter.

20.2      DELIVERY

          Any notice or other communication to be given by one Party to another under this Agreement shall (unless one Party has by 15 days' notice to the other Party specified another address) be given to that other Party, in the case of the Borrower and the Agent, at the respective addresses given in Clause 20.3, and in the case of the Banks, at the respective addresses given in Schedule 1 or, as the case may be, the schedule to its relevant Transfer Certificate.

20.3      ADDRESSES

          The address and fax number of the Obligors and the Agent are:

          (A)  the Borrower:

               c/o New Holland Limited
               950 Great West Road
               Brentford
               Middlesex
               TW8 9ES

               Attention:     The Treasurer
               Fax:           0181 479 8810

          (B)  the Guarantor:

               c/o Fiat Geva, S.p.A.
               Via Nizza 250
               10126 Turin
               Italy

               Attention:     The Treasurer
               Fax:           00 39 011 686 3721

          (C)  the Agent:

               Trinity Tower
               9 Thomas More Street
               London E1 9YT

               Attention:     Steve Clarke, Loans Agency
               Fax:           0171 777 2360

20.4      DEEMED RECEIPT

          Any notice or other communication given under this Agreement shall be deemed to have been received:

          (a) if sent by fax, with a confirmed receipt of transmission from the receiving machine, on the day on which transmitted;

          (b) in the case of a notice given by hand, on the day of actual delivery; and

          (c) if posted, on the tenth Business Day following the day on which it was despatched by first class mail postage prepaid or, as the case may be, airmail postage prepaid.

          provided that a notice given in accordance with the above but received on a day which is not a Business Day or after normal business hours in the place of receipt shall be deemed to have been received on the next Business Day.

20.5      NOTICES THROUGH AGENT

          Any notice or other communication from or to an Obligor under this Agreement shall be sent through the Agent.

21.       ASSIGNMENTS AND TRANSFERS

21.1      BENEFIT OF AGREEMENT

          This Agreement shall be binding upon and enure to the benefit of each Party and its successors and assigns.

21.2      ASSIGNMENTS AND TRANSFERS BY AN OBLIGOR

          An Obligor shall not be entitled to assign or transfer any of its rights or obligations under this Agreement.

21.3      ASSIGNMENTS BY BANKS

          Any Bank may, subject to Clause 21.5, assign any of its rights and benefits under this Agreement to another bank or other financial institution provided that until the assignee has confirmed to the Agent and the other Banks that it shall be under the same obligations towards each of them as it would have been under if it had been a party to this Agreement as a Bank, the Agent and the other Banks shall not be obliged to recognise the assignee as having the rights against each of them which it would have had if it had been such a party to this Agreement.

21.4      TRANSFERS BY BANKS

21.4.1 Any Bank may, subject to Clause 21.5, transfer, in accordance with this Clause 21.4, any of its rights and obligations under this Agreement.

21.4.2 If any Bank (the "Existing Bank") wishes to transfer all or any part of its Commitment or Participation in Advances to another bank or other financial institution (the "Bank Transferee"), such transfer may be effected by way of a novation by the delivery to, and the execution by, the Agent of a duly completed Transfer Certificate.

21.4.3    On the date specified in the Transfer Certificate:

          (a) to the extent that in the Transfer Certificate the Existing Bank seeks to transfer its Commitment or Participation in Advances, the Obligors and the Existing Bank shall each be released from further obligations to each other under this Agreement and their respective rights against each other shall be cancelled (such rights and obligations being referred to in this Clause 21.4.3 as "Discharged Rights and Obligations");

        (b) the Obligors and the Bank Transferee shall each assume obligations towards each other and/or acquire rights against each other which differ from the Discharged Rights and Obligations only insofar as the Obligors and the Bank Transferee have assumed and/or acquired the same in place of the Borrower and the Existing Bank; and

        (c) each of the Parties and the Bank Transferee shall acquire the same rights and assume the same obligations among themselves as they would have acquired and assumed had the Bank Transferee been a party under this Agreement as a Bank with the rights and/or the obligations acquired or assumed by it as a result of the transfer.

21.4.4 The Agent shall promptly complete a Transfer Certificate on request by an Existing Bank and upon payment by the Bank Transferee of a fee of $1000 to the Agent provided that such fee shall not be payable in respect of a transfer to an affiliate of the Existing Bank or another Bank. Each Party irrevocably authorises the Agent to execute any duly completed Transfer Certificate on its behalf provided that such authorisation does not extend to the execution of a Transfer Certificate on behalf of either the Existing Bank or the Bank Transferee named in the Transfer Certificate.

21.4.5 The Agent shall promptly notify the Borrower of the receipt and execution on its behalf by the Agent of any Transfer Certificate.

21.5    CONDITION TO ASSIGNMENTS AND TRANSFERS

21.5.1 An assignment or transfer by a Bank shall be in respect of a Commitment of at least $15,000,000 and an integral of $5,000,000.

21.5.2 An assignment or transfer of any Commitment or Participation in the Advances shall be subject to the prior approval of the Borrower (such approval not to be unreasonably withheld or delayed).

21.6    CONSEQUENCES OF TRANSFER

        An Obligor shall be under no obligation to pay any greater amount under this Agreement following an assignment or transfer by a Bank of any of its rights or obligations pursuant to this Clause 21 if, in the circumstances existing at the time of such assignment or transfer, such greater amount would not have been payable but for the assignment or transfer.

21.7    DISCLOSURE OF INFORMATION

        Each Finance Party may disclose to each other, to their professional advisers and to any person with whom they are proposing to enter, or have entered into, any kind of assignment, transfer, novation, participation or other agreement in relation to this Agreement, a copy of this Agreement and any information which that Finance Party has acquired under or in connection with this Agreement, provided that any such person shall first provide an undertaking in favour of the Borrower to keep the same confidential.

22.     INDEMNITIES

22.1    BREAKAGE COSTS INDEMNITY

        The Borrower shall indemnify each Bank on demand against any reasonable loss or expense (including any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under this Agreement, any amount repaid or prepaid under this Agreement or any Advance) which that Bank has sustained or incurred as a consequence of:

        (a) an Advance not being made following the service of a Drawdown Notice (except as a result of the failure of that Bank to comply with its obligations under this Agreement) or the service of a Market Disruption Notice;

        (b) the failure of the Borrower to make payment on the due date of any sum due under this Agreement;

        (c)  the occurrence of any Default or the operation of Clause 14.2; or

        (d) any prepayment or repayment of an Advance otherwise than on an Interest Date relative to that Advance, such loss or expense being equal to the amount (if any) by which (a) the additional interest excluding the Margin which would have been payable on the amount so received or recovered had it been received or recovered on the related Interest Date exceeds (b) the amount of interest which in the opinion of the Agent would have been payable to the Agent on the Interest Date in respect of a deposit in the currency of the amount so received or recovered equal to the amount so received or recovered placed by it with a prime bank in London for a period starting on the third or, in the case of a prepayment in accordance with Clause 7.2, the second Business Day following the date of such receipt or recovery and ending on the Interest Date.

22.2    CURRENCY INDEMNITY

22.2.1 Any payment made to or for the account of or received by any Finance Party in respect of any moneys or liabilities due, arising or incurred by an Obligor to any Finance Party in a currency (the "CURRENCY OF PAYMENT") other than the currency in which the payment should have been made under this Agreement (the "CURRENCY OF OBLIGATION") in whatever circumstances (including as a result of a judgement against any Obligor) and for whatever reason shall constitute a discharge to that Obligor only to the extent of the Currency of Obligation amount which that Finance Party is able on the date of receipt of such payment (or if such date of receipt is not a Business Day, on the next succeeding Business
        Day) to purchase with the Currency of Payment amount at its spot rate of exchange (as reasonably determined by that Finance Party) in the London foreign exchange market.

22.2.2 If the amount of the Currency of Obligation which that Finance Party is so able to purchase falls short of the amount originally due to that Finance Party under this Agreement, then the relevant Obligor shall promptly on demand indemnify that Finance Party against any loss or damage arising as a result of that shortfall by paying to that Finance Party that amount in the Currency of Obligation certified by that Finance Party as necessary so to indemnify it.

22.2.3 Each indemnity in this Clause 22.2 shall constitute a separate and independent obligation from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due under this Agreement or under any such judgment or order.

22.3      GENERAL

          The certificate of the relevant Finance Party as to the amount of any loss or damage sustained or incurred by it shall be prima facie evidence to the Obligors in the absence of manifest error.

23.       LAW AND JURISDICTION

23.1      LAW

          This Agreement is governed by and shall be construed in accordance with English law;

23.2      JURISDICTION

23.2.1 The Parties agree that the courts of England shall have jurisdiction to settle any disputes which may arise in connection with this Agreement and that any judgment or order of an English court in connection with this Agreement is conclusive and binding on them and may be enforced against them in the courts of any other jurisdiction. This Clause 23.2.1 is for the benefit of each Finance Party only and shall not limit the right of each Finance Party to bring proceedings against an Obligor in connection with this Agreement in any other court of competent jurisdiction or concurrently in more than one jurisdiction.

23.2.2    Each Obligor:

          (a) waives any objections which it may have to the English courts on the grounds of venue or forum non conveniens or any similar grounds as regards proceedings in connection with this Agreement; and

          (b) consents to service of process by mail or in any other manner permitted by the relevant law.

23.3      AGENT FOR SERVICE

          Each Obligor shall at all times maintain an agent for service of process in England. That agent shall be Fiat UK Limited of Berkeley Square House, Berkeley Square, London W1X 6AL. Any claim form, writ, summons, judgment or other notice of legal process shall be sufficiently served on an Obligor if delivered to that agent at its address for the time being. An Obligor shall not revoke the authority of that agent. If for any reason any such agent no longer serves as agent of an Obligor to receive service of process, then that Obligor shall promptly appoint another such agent and immediately advise the Agent of that appointment.

IN WITNESS whereof the Parties have caused this Agreement to be duly executed on the date set out above.

                                   SCHEDULE 1

                                   THE BANKS


BANK AND LENDING OFFICE                 ADDRESS FOR NOTICES                     COMMITMENT


A. C. Financial Services Dublin         A. C. Financial Services Dublin         $50,000,000
(Fortis Bank Group)                     5th Floor - Plaza 2
5th Floor - Plaza 2                     Custom House Plaza
Custom House Plaza                      IFSC - Dublin 1
IFSC - Dublin 1                         Ireland
Ireland

                                        Attention:  James Hart
                                        Fax:        00 353 1 670 0854

ABN AMRO Bank N.V.                      ABN AMRO Bank N.V.                      $25,000,000
Lending Department                      S F U Department
Via Meravigli, 7                        Via Meravigli, 7
20123 Milano                            20123 Milano
Italy                                   Italy

                                        Attention:  Luigi Losi/Loredana
                                                    Giovannoni
                                        Fax:        00 39 02 722 67265

Arab Banking Corporation (BSC)          Arab Banking Corporation (BSC)          $50,000,000
Milan Branch                            Milan Branch
Credit Department                       Credit Department
Via Santa Maria Fulcorina 8             Via Santa Maria Fulcorina 8
20123 Milano                            20123 Milano
Italy                                   Italy

                                        Attention: Luca Gaiani/Loria Calgaro
                                        Fax:       00 39 02 884 50117

Argentaria, Caja Postal Y Banco         Argentaria, Caja Postal Y Banco         $12,500,000
Hipotecario, S.A.                       Hipotecario, S.A.
Serrano, 37-28001 Madrid                Serrano, 37-28001 Madrid
Spain                                   Spain

                                        Attention:  Jaime Nunez
                                        Fax:        00 34 91 537 7934

Argentaria, Caja Postal Y Banco         Argentaria, Caja Postal Y Banco         $12,500,000
Hipotecario, S.A.                       Hipotecario, S.A.
1 Great Tower Street                    1 Great Tower Street
London                                  London
EC3R 5HR                                EC3R 5HR




                                        Attention:  Maria J Nardini
                                        Fax:        0171 204 6651

Banca Antoniana Popolare Veneta         Banca Antoniana Popolare Veneta         $25,000,000
S.C.A.R.L.                              Luxembourg Branch
Luxembourg Branch                       62, Avenue Guillaume
62, Avenue Guillaume                    1650 Luxembourg
1650 Luxembourg

                                        Attention:  Mr Vincent Corneau
                                        Fax:        00 352 444 804

Banca Commerciale Italiana (Ireland)    Banca Commerciale Italiana (Ireland)     $75,000,000
plc                                     plc
AIB International Centre                AIB International Centre
IFSC                                    IFSC
Dublin 1                                Dublin 1
Ireland                                 Ireland

                                        Attention:  Maureen Murphy/Derek
                                                    O'Connor
                                        Fax:        00 353 1 679 5882

Banca di Roma                           Banca di Roma                           $50,000,000
87 Gresham Street                       87 Gresham Street
London                                  London
EC2V 7NQ                                EC2V 7NQ

                                        Attention:  Hugh Fagan, Head of Loan
                                                    Admin
                                        Fax:        0171 454 7292

Banca Monte Dei Paschi Di Siena SpA     Banca Monte Dei Paschi Di Siena SpA     $50,000,000
Grandi Gruppi Department                Turin Branch
Piazza dell' Abbadia 7                  Via Mazzini 14/16
53100 Siena                             10123 Turin
Italy                                   Italy

                                        Attention:  Mr Fiore Luigi
                                        Fax:        00 39 011 8155230

Banca Nazionale del Lavoro S.p.A        Banca Nazionale del Lavoro S.p.A        $50,000,000
London Branch                           London Branch
Fitzwilliam House                       Fitzwilliam House
10 St Mary Axe                          10 St Mary Axe
London                                  London
EC3A 8NA                                EC3A 8NA

                                        Attention:  Miss Anne Murray, Manager
                                                    Loans Department
                                        Fax:        0171 929 7983



Banca Popolare Di Bergamo - Credito     Banca Popolare Di Bergamo - Credito     $50,000,000
Varesino s.c.r.l.                       Varesino s.c.r.l.
Succursale de Lyon                      Succursale de Lyon
Rue Pierre Corneille, 115               Rue Pierre Corneille, 115
69003 Lyon                              69003 Lyon
France                                  France

                                        Attention:  Mr Luigi Forrini/Mirco
                                                    Iadarola
                                        Fax:        00 33 472 844 640

Banca Popolare Di Milano Scarl (BPM)    Banca Popolare Di Milano Scarl (BPM)    $50,000,000
Sede Centrale                           Sede Centrale
Piazza F Meda 4                         Piazza F Meda 4
20121 Milano                            20121 Milano
Italy                                   Italy

                                        Attention:  Pellegatta Giuseppe/Ceppi
                                                    Roberto/Dal Monte
                                                    Luisa/Tricarico Michelina
                                        Fax:        00 39 02 7700 2360

Banca Popolare Di Novara S.C. a R.L.,   Banca Popolare Di Novara S.C.a R.L.,    $25,000,000
London Branch                           London Branch
Bucklersbury House                      Bucklersbury House
Walbrook                                Walbrook
London                                  London
EC4N 8EL                                EC4N 8EL

                                        Attention:  Steve Wilkins, Manager,
                                                    Loans Administration
                                                    Department/Nino de Marchi,
                                                    Deputy General Manager
                                        Fax:        0171 236 2033

Banco Bilbao Vizcaya S.A. - Milan       Banco Bilbao Vizcaya S.A. - Milan       $25,000,000
Branch                                  Branch
Via Cino del Duca 8                     Via Cino del Duca 8
1-20121 Milan                           1-20121 Milan
Italy                                   Italy

                                        Attention:  Mr Marino Corra
                                        Fax:        00 39 02 762 96266

Banco Di Napoli Spa, Milano Branch      Banco Di Napoli Spa, Milano Branch      $25,000,000
Piazza Cordusio, 2                      Piazza Cordusio, 2
Milano                                  Milano
Italy                                   Italy

                                        Attention:  Mr Mauro Gambella -
                                                    Gestore 13
                                        Fax:        00 39 02 762 96266


Banco Espanol De Credito, S.A.          Banco Espanol de Credito, S.A.          $25,000,000
Avda. Gran Via de Hortaleza, 3          Paseo de la Castellana 103
28043 Madrid                            28046, Madrid
Spain                                   Spain

                                        Attention: Marife Bennudo
                                        Fax:       00 34 91 338 9213

Espirito Santo PLC.                     Espirito Santo PLC.                     $25,000,000
IFSC House                              IFSC House
Ground Floor                            Ground Floor
Custom House Quay                       Custom House Quay
Dublin 1                                Dublin 1
Ireland                                 Ireland

                                        Attention: Luis Morals Sarmento
                                        Fax:       00 353 1 670 2656

Bank of America, N.A.                   Bank of America, N.A.                   $75,000,000
Corso Matteotti, 10                     Corso Matteotti, 10
20121 Milano                            20121 Milano
Italy                                   Italy

                                        Attention: Patrizia Medvedich/Luca
                                        Sala
                                        Fax:       00 39 02 76 069 210

Bank Austria Creditanstalt              Bank Austria Creditanstalt              $25,000,000
International AG                        International AG
International Finance Department        International Finance Department
Wasagasse 2                             Wasagasse 2
A-1090 Vienna                           A-1090 Vienna
Austria                                 Austria

                                        Attention: Monika Hye
                                        Fax:       00 443 1 53636

Bank One, NA                            Bank One, NA                            $50,000,000
1 Triton Square                         1 Triton Square
London                                  London
NW1 3FN                                 NW1 3FN

                                        Attention:  Dot O'Flaherty
                                        Fax:        0171 903 4148

Banque National de Paris                Banque National de Paris                $50,000,000
Via Ansperto, 5                         Milan Branch
20123 Milano                            Via Ansperto, 5
Italy                                   20123 Milano
                                        Italy

                                        Attention:  Mme E Braghe
                                        Fax:        00 39 02 7212 4426


Barclays Bank Plc                       Barclays Capital                        $50,000,000
Via Della Moscova 18                    Global Services Unit
20121 Milano                            10, The South Colonnade
Italy                                   Canary Wharf
                                        London
                                        E14 4BBB

                                        Attention:  Ian Stewart, Manager
                                                    Operations
                                        Fax:        0171 516 9231

Bayerische Landesbank Girozentrale      Bayerische Landesbank Girozentrale      $50,000,000
Filiale di Milano                       Filiale di Milano
Via Cordusio, 2                         Via Cordusio, 2
1-20123 Milano                          1-20123 Milano
Italy                                   Italy

                                        Attention:  Mr C Morgigno/Mr E Caruso
                                        Fax:        00 39 02 864 216

Natexis Banques Populaires              Natexis Banques Populaires              $50,000,000
115, rue Mourmarue                      10-12 avenue Winston Churchill
75002 Paris                             94677 Charenton Le Pont
France                                  France

                                        Attention:  Maria-Christine Olszewski
                                        Fax:        00 33 01 40 39 44 34

CARIPLO - Cassa di Risparmio delle      CARIPLO - Cassa di Risparmio delle      $50,000,000
Provincie Lombarde S.p.A., London       Provincie Lombarde S.p.A., London
6 Lombard Street                        6 Lombard Street
London                                  London
EC3V 9AA                                EC3V 9AA

                                        Attention:  The Manager, Loans
                                                    Administration
                                        Fax:        0171 623 2519

CIBC World Markets Ireland Limited      CIBC World Markets Ireland Limited      $50,000,000
Ormonde House                           Ormonde House
12 Lower Leeson Street                  12 Lower Leeson Street
Dublin 2                                Dublin 2
Ireland                                 Ireland

                                        Attention:  Ursula Baxter
                                        Fax:        00 353 1 662 4371

Citibank, N.A.                          Citibank, N.A.                          $50,000,000
336 The Strand,                         336 The Strand,
London,                                 London,
WC2R 1HB                                WC2R 1HB


                                        Attention:  Gian Paolo Potsios
                                        Fax:        0171 500 5550

Comerica Bank                           Comerica Bank                           $25,000,000
500 Woodward Avenue                     500 Woodward Avenue
International Finance Department        International Financial Department
One Detroit Center                      One Detroit Center
23 Floor                                23 Floor
Detroit                                 Detroit
Michigan 48226                          Michigan 48226
USA                                     USA

                                        Attention:  Patricia Grossman
                                        Fax:  001 313 964 4765

Commerzbank Aktiengesellschaft          Commerzbank Aktiengesellschaft          $50,000,000
Filiale di Milano                       Filiale di Milano
Via Cordusio, 2                         Via Cordusio, 2
20123 Milan                             20123 Milan
Italy                                   Italy

                                        Attention:  Roberto Mirri/Barbara
                                                    Marchioro
                                        Fax:        00 39 02 72596-550

Commonwealth Bank of Australia          Commonwealth Bank of Australia          $25,000,000
Senator House                           Senator House
85 Queen Victoria Street                85 Queen Victoria Street
London                                  London
EC4V 4HA                                EC4V 4HA

                                        Attention:  Mr Roy Nasse
                                        Fax:        0171 710 3939

Credit Agricole Indosuez                Credit Agricole Indosuez                $50,000,000
9 Quai du President Paul Doumer         91-93 Boulevard Pasteur
92920-Paris La Defense cedex            75015 Paris
France                                  France

                                        Attention:  Laurence Lebeau
                                        Fax:        00 33 01 41 89 08 71

Credit Commercial de France, London     Credit Commercial de France, London     $50,000,000
Branch                                  Branch
1 Paternoster Row                       1 Paternoster Row
St Paul's                               St Paul's
London                                  London
EC4M 7DH                                EC4M 7DH

                                        Attention:  John Blewert, Manager,
                                                    Banking Operations
                                        Fax:        0171 246 2371


Credit Industrial et Commercial         Credit Industrial et Commercial         $50,000,000
60 rue de la Victoire                   CIC Centre Administratif
75009 Paris                             3, Allee de L'Etoile
France                                  95091 Cergy Pontoise Cedex
                                        France

                                        Attention:  Mme Dominique Procureur
                                                    /Mme Isabelle Paskeweiz
                                        Fax:        00 33 01 45 96 49 44

Credit Lyonnais                         Credit Lyonnais                         $50,000,000
UAC Montgallet/UB Engagements           55 Avenue des Champs Elysees
76/78 rue de Reuilly                    75012, Paris
75012, Paris                            France
France

                                        Attention:  Severine de Coincy
                                        Fax:        00 33 1 49 53 14 68

Credit Suisse First Boston              Credit Suisse First Boston              $75,000,000
Five Cabot Square                       Loan Services
London                                  Five Cabot Square
E14 4QR                                 London
                                        E14 4QR

                                        Attention:  Jeremy Padgham, Loan
                                                    Operations
                                        Fax:        0171 888 8125

Den Danske Bank Akieselskab             Den Danske Bank Akieselskab             $50,000,000
75 King William Street                  Corporate Loans Administration
London                                  75 King William Street
EC4N 7DT                                London
                                        EC4N 7DT

                                        Attention:  Alain Laviolette
                                        Fax:        0171 410 8001

Deutsche Bank Spa - Milan               Deutsche Bank Spa - Milan               $75,000,000
Via S. Sofia, 10                        c/o G.C.I.-Global Banking Division
1-20122 Milano                          Via S. Sofia, 10
Italy                                   1-20122 Milano
                                        Italy

                                        Attention:  Mr C Mattia/Mr L Mariani
                                        Fax         00 39 02 402 43951

First Union National Bank, London       First Union National Bank, London       $50,000,000
Branch                                  Branch
3 Bishopsgate                           3 Bishopsgate
London                                  London
EC2N 3AB                                EC2N 3AB


                                        Attention:  Maureen Hart, Head of Loans
                                                    Administration
                                        Fax:        0171 216 1642

HSBC Bank plc                           HSBC Bank plc                           $50,000,000
Via della Moscova 3                     Milan Branch
20121 Milan                             Via della Moscova 3
Italy                                   20121 Milan
                                        Italy

                                        Attention:  Sara Brugora
                                        Fax:        00 39 02 62525 444

Hypo Vereinsbank Luxembourg             Hypo Vereinsbank Luxembourg             $25,000,000
Societe Anonyme                         Societe Anonyme
4 rue Alphonse Weicker                  4 rue Alphonse Weicker
L-2721 Luxembourg                       L-2721 Luxembourg

                                        Attention:  Arnold Hermine
                                        Fax:        00 352 4272 4547

ICCRI Istituto Di Credito Delle Casse   ICCRI SPA                               $25,000,000
Di Risparmio Italiane SpA               Direzione Operativa Impieghi Funzione
Via Boncompagni 71/h                    Filiale Interna
00187 Roma                              Via Boncompagni 71/h
Italia                                  00187 Roma
                                        Italia

                                        Attention:  Franco Vecchi - Sig.Ra
                                                    Antonia De Santis
                                        Fax:        00 39 647 153 178

ING Bank NV                             ING Bank NV                             $50,000,000
Filiale di Milano                       Filiale di Milano
Via Tortona, 33                         Via Tortona, 33
20144 Milano                            20144 Milano
Italy                                   Italy

                                        Attention:  Donata Pirelli
                                        Fax:        00 39 02 47780 246

KBC Bank N.V. Dublin Branch             KBC Bank N.V. Dublin Branch             $25,000,000
KBC House                               KBC House
4 George's Dock                         4 George's Dock
IFSC                                    IFSC
Dublin 1                                Dublin 1
Ireland                                 Ireland

                                        Attention:  Ms. Maureen Collins
                                        Fax:        00 353 66 10 196


Mediocredito Centrale S.p.A.            Mediocredito Centrale S.p.A.            $25,000,000
Via Piemonte, 51                        Servizio Amministrazione Ufficio
00187 Roma                              Erogazioni
Italy                                   Via Piemonte, 51
                                        00187 Roma
                                        Italy

                                        Attention:  Roberto Marzocchi/Adriano
                                                    Felici
                                        Fax:        00 39 06 4791 758

Morgan Guaranty Trust Company of        Morgan Guaranty Trust Company of        $50,000,000
New York                                New York
60 Victoria Embankment                  60 Victoria Embankment
London                                  London
EC4Y 0JP                                EC4Y 0JP

                                        Attention:  Loan Capital Markets -
                                                    Middle Office
                                        Fax:        0171 325 8190

Raiffeisen Zentralbank Ostereich AG     Raiffeisen Zentralbank Ostereich AG     $25,000,000
AM Stadtpark 9                          AM Stadtpark 9
A-1030 Vienna                           A-1030 Vienna
Austria                                 Austria

                                        Attention:  Ms Karin Nyikos
                                        Fax:        00 431 71707 2383

RBC Finance B.V.                        RBC Finance B.V.                        $25,000,000
Keizersgracht 604                       Keizersgracht 604
1017 EP Amsterdam                       1017 EP Amsterdam
The Netherlands                         The Netherlands

                                        Attention: Mr M Palmer
                                        Fax:       00 31 20 6 262 196
SANPAOLO IMI S.p.A., London             SANPAOLO IMI S.p.A., London             $75,000,000
Branch                                  Branch
Wren House                              Wren House
15 Carter Lane                          15 Carter Lane
London                                  London
EC4V 3SP                                EC4V 3SP

                                        Attention:  Murray Crosby, Manager,
                                                    Loans Administration
                                        Fax:        0171 236 2698


Societe Generale Finance (Ireland)      Societe Generale Finance (Ireland)      $50,000,000
Limited                                 Limited
31/31 Morrison Chambers                 31/31 Morrison Chambers
32 Nassau Street                        32 Nassau Street
Dublin 2                                Dublin 2
Ireland                                 Ireland

                                        Attention:  Jacinra Conroy
                                        Fax:        00 353 1 6704 262

The Chase Manhattan Bank                The Chase Manhattan Bank                $75,000,000
125 London Wall                         Eurocurrency / Global Money Market
London                                  Division
EC2Y 5AJ                                4 Chase Metrotech Centre
                                        15th Floor
                                        Brooklyn
                                        New York 11245
                                        USA

                                        Attention:  Edwin Grospe
                                        Fax:        001 718 242 7021

The Industrial Bank of Japan, Limited - The Industrial Bank of Japan, Limited   $50,000,000
Milan Branch                            London Branch
Via Senato 14/16                        Operation Department
20121 Milano                            Bracken House
Italy                                   One Friday Street
                                        London
                                        EC4M 9JA

                                        Attention:  Mark Brown/Mary Roe
                                        Fax:        0171 329 0354

                                        AND COPY TO
                                        The Industrial Bank of Japan, Limited -
                                        Milan Branch
                                        Operation Department
                                        Via Senato 14/16
                                        20121 Milano
                                        Italy

                                        Attention:  Ms. L Anastas
                                        Fax:        00 39 02 783 373

The Sumitomo Bank, Limited              The Sumitomo Bank, Limited              $25,000,000
Temple Court                            Loans Administration Department
11 Queen Victoria Street                Temple Court
London                                  11 Queen Victoria Street
EC4N 4TA                                London
                                        EC4N 4TA

                                        Attention:  The Manager
                                        Fax:        0207 786 1059


The Toronto-Dominion Bank               The Toronto-Dominion Bank               $50,000,000
Triton Court                            Triton Court
14/18 Finsbury Square                   14/18 Finsbury Square
London                                  London
EC2A 1DB                                EC2A 1DB

                                        Attention:  Denise Payne
                                        Fax:        0171 638 2551

UniCredito Italiano S.p.A., London      UniCredito Italiano S.p.A., London      $50,000,000
Branch                                  Branch
17 Moorgate                             17 Moorgate
London                                  London
EC2R 6AR                                EC2R 6AR

                                        Attention:  Mr I King
                                        Fax:        0171 606 3920

Westdeutsche Landesbank Girozentrale,   Westdeutsche Landesbank Girozentrale,   $50,000,000
Brussels Branch                         Brussels Branch
Chaussee de La Hulpe, 166               Chaussee de La Hulpe, 166
B-1170 Brussels                         B-1170 Brussels
Belgium                                 Belgium

                                        Attention:  Head of Loan Administration
                                                    Department
                                        Fax:        00 322 663 6859

                                   SCHEDULE 2

                              CONDITIONS PRECEDENT

1.   A Certified Copy of the constitutional documents of each Obligor.

2. Certified Copies of documents evidencing that the officers of each Obligor who act as signatories for that Obligor in relation to the Financing Documents have the relevant corporate authority to bind that Obligor and also setting our specimen signatures of such officers.

3. The Agency Fees Letter and the Arrangement Fees Letter duly executed by each Obligor together with the fees payable under each of those letters on the execution of this Agreement.

4. A letter addressed by Fiat UK Limited to the Agent in which it agrees to act as each Obligor's agent for service of process in England for the purposes of this Agreement.

5.   Legal opinions from each of:

     (i)    Wilde Sapte;
     (ii)   Nauta Dutilh for New Holland N.V.; and
     (iii)  internal counsel for Fiat S.p.A.

                                   SCHEDULE 3

                                DRAWDOWN NOTICE


To:       The Agent

From:     New Holland N.V.


                                                                         *[date]



Dear Sirs,

$2,400,000,000 Credit Agreement dated * 1999 (the "Credit Agreement")

Terms defined in the Credit Agreement have the same meaning in this notice.

We request an Advance to be drawn down under the Credit Agreement as follows:

1.        Amount of Advance:

2.        Drawdown Date:

3.        Duration of first Interest Period:

4.        Payment instructions:
          (if applicable)

We confirm that today and on the Drawdown Date:

(a) the representations and warranties in Clauses 12.1(a) to (d) inclusive to be repeated are and will be correct; and

(b) no Default or Potential Default has occurred and is continuing or will occur on the making of the Advance.



SIGNED


For and on behalf of
NEW HOLLAND N.V.

                                   SCHEDULE 4

                          FORM OF TRANSFER CERTIFICATE

                              TRANSFER CERTIFICATE

To:  The Agent
     and the other parties to the Credit Agreement (as defined below)



This transfer certificate ("Transfer Certificate") relates to a credit agreement dated * 1999 and made between (1) New Holland N.V., (2) Flat S.p.A., (3) certain banks, (4) Chase Manhattan International Limited and (5) Chase
Manhattan Plc and Credit Suisse First Boston in respect of a dollar term loan facility (the "Credit Agreement", which term shall include any amendments or supplements to it).

Terms defined and references construed in the Credit Agreement shall have the same meanings and construction in this Transfer Certificate.

1.   *[insert full name of Existing Bank](the "Existing Bank"):

     (a) confirms that to the extent that details appear in the schedule to this Transfer Certificate under the headings "Existing Bank's Commitment" and "Existing Bank's Participation in Advances", those details accurately summarise its Commitment and its Participation in Advances all or part of which is to be transferred; and

     (b) requests *[insert full name of Bank Transferee](the "Bank Transferee") to accept and procure, in accordance with Clause 21 of the Credit Agreement, the substitution of the Existing Bank by the Bank Transferee in respect of the amount of its Commitment and its Participation in Advances to be transferred as specified in the schedule to this Transfer Certificate by signing this Transfer Certificate.

2. The Bank Transferee requests each of the Parties to accept this executed Transfer Certificate as being delivered under and for the purposes of Clause 21 of the Credit Agreement so as to take effect in accordance with the provisions of that Clause on *[insert date of transfer].

3.   The Bank Transferee:

     (a) confirms that it has received a copy of the Credit Agreement together with such other documents and information as it has requested in connection with this transaction;

     (b) confirms that it has not relied and will not rely on the Existing Bank to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such documents or information; and

     (c) agrees that it has not relied and will not rely on the Finance Parties to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Obligors.

4. The Bank Transferee undertakes with the Existing Bank and each of the other Parties that it will perform, in accordance with its terms, all those obligations which, by the terms of the Credit Agreement, will be assumed by it upon delivery of the executed copy of this Transfer Certificate to the Agent.


5. On execution of this Transfer Certificate by the Agent on their behalf, the Parties accept the Bank Transferee as a party to the Credit Agreement in substitution for the Existing Bank with respect to all those rights and/or obligations which, by the terms of the Credit Agreement, will be assumed by the Bank Transferee after delivery of the executed copy of this Transfer Certificate to the Agent.


6.   None of the Finance Parties:

     (a) makes any representation or warranty or assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Credit Agreement; or

     (b) assumes any responsibility for the financial condition of either Obligor or any other party to the Credit Agreement or any other document or for the performance and observance by either Obligor or any other party to the Credit Agreement or any other document of its or their obligations and any and all conditions and warranties, whether express or implied by law or otherwise, are excluded.

7. The Bank Transferee confirms that its Lending Office and address for notices for the purposes of the Credit Agreement are as set out in the schedule to this Transfer Certificate.

8. The Existing Bank gives notice to the Bank Transferee (and the Bank Transferee acknowledges and agrees with the Existing Bank) that the Existing Bank is under no obligation to re-purchase (or in any other manner to assume, undertake or discharge any obligation or liability in relation
     to) the transferred Commitment and Participation at any time after this Transfer Certificate shall have taken effect.

9. Following the date upon which this Transfer Certificate shall have taken effect, without limiting the terms of this Transfer Certificate, each of the Bank Transferee and the Existing Bank acknowledges and confirms to the other that, in relation to the transferred Commitment and Participation, variations, amendments or alterations to any of the terms of the Credit Agreement arising in connection with any renegotiation or rescheduling of the obligations under the Credit Agreement shall apply to and be binding on the Bank Transferee alone.


10. This Transfer Certificate is governed by and shall be construed in accordance with English law.

                                  THE SCHEDULE



Existing Bank's Commitment                   Amount of Commitment Transferred




Existing Bank's Participation in             Amount of Participation Transferred
Advances




*[insert full name of Bank Transferee]


Lending Office                               Address for notices
*                                            *
                                             Attention:
                                             Fax:

*[Bank Transferee]


By:
      --------------------------------
      (Duly authorised)




*[Existing Bank]



By:
      --------------------------------
      (Duly authorised)



The Agent on behalf of itself and all other parties to the Credit Agreement



By:
      --------------------------------
      (Duly authorised)


Dated:

The Borrower


SIGNED by                     )
                              )        RICCARDO RADIC
for and on behalf of          )
NEW HOLLAND N.V.              )



The Guarantor


SIGNED by                     )
                              )        ANDREA FAINA
for and on behalf of          )
FIAT S.p.A.                    )



The Banks


SIGNED by                     )
                              )        TOBY VARNEY
                              )
for and on behalf of          )
A.C. FINANCIAL SERVICES       )        EMMA BALAAM
DUBLIN (FORTIS BANK GROUP)    )



SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
ABN AMRO BANK N.V.            )        EMMA BALAAM



SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
ARAB BANKING CORPORATION      )        EMMA BALAAM
(BSC)                         )

SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
ARGENTARIA, CAJA POSTAL Y     )        EMMA BALAAM
BANCO HIPOTECARIO, S.A.       )



SIGNED by                     )
                              )
for and on behalf of          )        DANIELE CUNEGO
BANCO ANTONIANA POPOLARE      )
VENETA S.C.A.R.L.             )



SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
BANCA COMMERCIALE ITALIANA   )        EMMA BALAAM
(IRELAND) plc                 )



SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
BANCA DI ROMA, LONDON         )        EMMA BALAAM

SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
BANCA MONTE DEI PASCHI DI     )        EMMA BALAAM
SIENA SpA                     )



SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
BANCA NAZIONALE DEL LAVORO    )        EMMA BALAAM
S.p.A



SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
BANCA POPOLARE DI BERGAMO-    )        EMMA BALAAM
CREDITO VARESINO s.c.r.l.     )



SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
BANCA POPOLARE DI MILANO      )        EMMA BALAAM
SCARL (BPM)                   )



SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
BANCA POPOLARE DI NOVARA      )        EMMA BALAAM
S.C.a R.L.                    )

SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
BANCO BILBAO VIZCAYA S.A.     )        EMMA BALAAM



SIGNED by                     )
                              )        JOHN SIDHOM
for and on behalf of          )
BANCO DI NAPOLI Spa           )        CHIRO PAONE



SIGNED by                     )
                              )        RICARDO CASTRESANA
for and on behalf of          )
BANCO ESPANOL DE CREDITO,     )        ZUZKA HERRERO
S.A.                          )



SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
ESPIRITO SANTO PLC            )        EMMA BALAAM



SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
BANK OF AMERICA, N.A.         )        EMMA BALAAM

SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
BANK AUSTRIA CREDITANSTALT    )        EMMA BALAAM
INTERNATIONAL AG              )



SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
BANK ONE, NA                  )        EMMA BALAAM



SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
BANQUE NATIONAL DE PARIS      )        EMMA BALAAM



SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
BARCLAYS BANK PLC             )        EMMA BALAAM



SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
BAYERISCHE LANDESBANK         )        EMMA BALAAM
GIROZENTRALE

SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
NATEXIS BANQUES POPULAIRES    )        EMMA BALAAM



SIGNED by                     )
                              )        LESLEY BARNES
for and on behalf of          )
CARIPLO-CASSA DI RISPARMIO    )        GIUSEPPE MONTI
DELLE PROVINCIE LOMBARDE      )
S.p.A.



SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
CIBC WORLD MARKETS IRELAND    )        EMMA BALAAM
LIMITED                       )



SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
CITIBANK, N.A.                )        EMMA BALAAM



SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
COMERICA BANK                 )        EMMA BALAAM

SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
COMMERZBANK                   )        EMMA BALAAM
AKTIENSGESELLSCHAFT           )



SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
COMMONWEALTH BANK OF          )        EMMA BALAAM
AUSTRALIA                     )



SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
CREDIT AGRICOLE INDOSUEZ      )        EMMA BALAAM



SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
CREDIT COMMERCIAL DE          )        EMMA BALAAM
FRANCE



SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
CREDIT INDUSTRIAL ET          )        EMMA BALAAM
COMMERCIAL                    )

SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
CREDIT LYONNAIS               )        EMMA BALAAM



SIGNED by                     )
                              )        RICHARD SMITH-MORGAN
for and on behalf of          )
CREDIT SUISSE FIRST BOSTON    )        SERGIO DI-LIETO



SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
DEN DANSKE BANK               )        EMMA BALAAM
AKTIESELSKAB                  )



SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
DEUTSCHE BANK SpA             )        EMMA BALAAM



SIGNED by                     )
                              )        KIRK VOGEL
for and on behalf of          )
FIRST UNION NATIONAL BANK     )

SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
HSBC BANK PLC                 )        EMMA BALAAM



SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
HYPOVEREINBANK                )        EMMA BALAAM
LUXEMBOURG                    )



SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
ICCRI ISTITUTO DI CREDITO     )        EMMA BALAAM
DELLE CASSE DI RISPARMIO      )
ITALIANE SpA                  )



SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
ING BANK NV                   )        EMMA BALAAM



SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
KBC BANK N.V.                 )        EMMA BALAAM

SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
MEDIOCREDITO CENTRALE S.p.A.  )        EMMA BALAAM



SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
MORGAN GUARANTY TRUST         )        EMMA BALAAM
COMPANY OF NEW YORK           )



SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
RAIFFEISEN ZENTRALBANK        )        EMMA BALAAM
OSTERREICH AG



SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
RBC FINANCE B.V.              )        EMMA BALAAM



SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
SANPAOLO IMI S.p.A.           )        EMMA BALAAM

SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
SOCIETE GENERALE FINANCE      )        EMMA BALAAM
(IRELAND) LIMITED             )



SIGNED by                     )
                              )        ROBERT E TILL
for and on behalf of          )
THE CHASE MANHATTAN BANK      )



SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
THE INDUSTRIAL BANK OF JAPAN  )        EMMA BALAAM
LIMITED



SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
THE SUMITOMO BANK, LIMITED    )        EMMA BALAAM



SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
THE TORONTO DOMINION BANK     )        EMMA BALAAM

SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
UNICREDITO ITALIANO S.p.A.    )        EMMA BALAAM



SIGNED by                     )
                              )        TOBY VARNEY
for and on behalf of          )
WESTDEUTSCHE LANDESBANK       )        EMMA BALAAM
GIROZENTRALE                  )

The Agent
SIGNED by                     )
                              )        ROBERT E. TILL
for and on behalf of          )
CHASE MANHATTAN                )
INTERNATIONAL LIMITED         )



The Lead Arrangers

SIGNED by                     )
                              )        PAOLO MANCINI
for and on behalf of          )
CHASE MANHATTAN Plc           )



SIGNED by                     )
                              )        RICHARD SMITH-MORGAN
for and on behalf of          )
CREDIT SUISSE FIRST BOSTON    )        SERGIO DI-LIETO